ASSET PURCHASE AGREEMENT

         --------------------------------------------------------------
                                      Among
                              U.S. CONCEPTS, INC.,
                             a New York corporation,
                          BRIAN MURPHY, an individual,
                         U.S. CONCEPTS, INC., a Delaware
                                corporation, and
                            INMARK ENTERPRISES, INC.,
                             a Delaware corporation




                          Dated as of December 29, 1998

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                                TABLE OF CONTENTS



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ARTICLE 1                  DEFINITIONS  ......................................2

         1.1      Certain Defined Terms.......................................2

ARTICLE 2                  PURCHASE AND SALE OF ASSETS.......................16

         2.1      Purchase and Sale of Assets................................16
                  (a)      Cash..............................................16
                  (b)      Accounts Receivable...............................16
                  (c)      Assigned Contracts................................16
                  (d)      Intellectual Property.............................17
                  (e)      Name and Goodwill.................................17
                  (f)      Records...........................................17
                  (g)      Proceeds of Insurance Policies....................17
                  (h)      Tangible Personal Property and Fixtures...........17
                  (i)      Safe Deposit Boxes and Off-Site Storage
                           Facilities........................................18
                  (j)      Real Property.....................................18
                  (k)      Inventories and Supplies..........................18
         2.2      Excluded Assets............................................18
                  (a)      CFM Partners Receivable...........................18
                  (b)      Corporate Documents...............................18
                  (c)  This Agreement........................................18
                  (d)  Certain Assets .......................................19
         2.3      Assumption of Liabilities..................................19
         2.4      Purchase Price.............................................20
         2.5      Allocation of Purchase Price...............................23
         2.6      Failure to Obtain Consents and Approvals...................24

ARTICLE 3                  REPRESENTATIONS AND WARRANTIES
                           OF SELLER AND THE SHAREHOLDER.....................25

         3.1      Organization and Qualification of Seller...................25
         3.2      Authority; Due Execution; Binding Obligation...............26
         3.3      Capital Stock of Seller....................................26
         3.4      Subsidiaries and Affiliates................................27
         3.5      Corporate Books and Records................................27
         3.6      No Conflict................................................27
         3.7      Governmental Consents and Approvals........................28
         3.8      Financial Information, Books and Records and
                  Operating Data.............................................28
         3.9      Title......................................................30
         3.10     Solvency and Payment of Liabilities........................30
         3.11     Inventories................................................30
         3.12     Acquired Assets............................................30
         3.13     Unrecorded Contract Billings and Related Costs.............31
         3.14     Conduct in the Ordinary Course; Absence of Certain
                  Changes, Events and Conditions.............................32

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         3.15     Litigation.................................................35
         3.16     Certain Interests..........................................36
         3.17     Compliance with Laws.......................................37
         3.18     Permits and Licenses; Related Matters......................37
         3.19     Material Contracts.........................................38
         3.20     Intellectual Property......................................39
         3.21     Real Property..............................................41
         3.22     Tangible Personal Property.................................43
         3.23     Purchased Assets...........................................44
         3.24     Customers..................................................45
         3.25     Suppliers..................................................46
         3.26     Employee Benefit Matters...................................46
                  (a) Plans and Material Documents...........................46
                  (b) Americans With Disability Act..........................49
         3.27     Labor Matters..............................................49
         3.28     Employees..................................................50
         3.29     Taxes......................................................51
         3.30     Insurance..................................................52
         3.31     Brokers....................................................53
         3.32     Full Disclosure............................................53

ARTICLE 4                  REPRESENTATIONS AND WARRANTIES
                           OF PURCHASER AND INMARK...........................54

         4.1      Organization of Purchaser and Inmark.......................54
         4.2      Authority; Due Execution; Binding Obligation. .............54
         4.3      No Conflict................................................55
         4.4      Capital Stock of Inmark....................................56
         4.5      SEC Reports................................................57
         4.6      Governmental Consents and Approvals........................58
         4.7      Litigation.................................................58
         4.8      Brokers....................................................58
         4.9      Full Disclosure............................................58
         4.10     Financing..................................................59
         4.11     Conduct in the Ordinary Course; Absence of
                  Certain Changes, Events and Conditions.....................59
         4.12     Compliance with Laws.......................................59
         4.13     Taxes......................................................59

ARTICLE 5                  DELIVERIES........................................60

         5.1  Seller's and Shareholder's Deliveries..........................60
                  (a)      Bill of Sale......................................60
                  (b)      Assignments.......................................60
                  (c)      Assignment of Trademark...........................61
                  (d)      Organizational Documents..........................61
                  (e)      Corporate and Stockholder Authorization...........61
                  (f)      Good Standing; Qualification to Do Business.......62
                  (g)      Consents and Approvals............................62

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                  (h)      Encumbrance Release...............................62
                  (i)      Legal Opinion.....................................62
                  (j)      Change of Name....................................62
                  (k)      Employment Agreements.............................62
                  (l)      Investment Representation Letter..................63
                  (m)      Stock Option Agreements ..........................63
                  (n)      S&S Contract......................................63
                  (o)      MCI Liability.....................................63
                  (p)      Business Documents................................63
                  (q)      Evidence of Insurance.............................63
                  (r)      Miscellaneous.....................................64
         5.2      Purchaser's Deliveries.....................................64
                  (a)      Cash Payment......................................64
                  (b)      Inmark Common Stock...............................64
                  (c)      Assignment and Assumption Agreement...............64
                  (d)      Organizational Documents..........................64
                  (e)      Corporate Authorization...........................65
                  (f)      Good Standing Certificate.........................65
                  (g)      Consents and Approvals............................65
                  (h)      Legal Opinion.....................................65
                  (i)      Employment Agreements.............................65
                  (j)      Miscellaneous.....................................66
         5.3      Inmark's Deliveries........................................66
                  (a)      Organizational Documents..........................66
                  (b)      Corporate Authorization...........................66
                  (c)      Good Standing Certificate.........................67
                  (d)      Consents and Approvals............................67
                  (e)      Legal Opinion.....................................64
                  (f)      Stock Option Agreements ..........................67
                  (g)      Miscellaneous.....................................67

ARTICLE 6                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                   INDEMNIFICATION...........................................68

         6.1  Survival of Representations and Warranties.....................68
         6.2  Indemnification................................................68
         6.3  Procedure for Certain Indemnification..........................69
         6.4  Limitation on Liability........................................70
         6.5  Right to Withhold Additional Purchase Price....................71
         6.6  Certain Limitations ...........................................71
         6.7  Exclusive Remedy...............................................71

ARTICLE 7         COVENANTS SUBSEQUENT TO CLOSING............................71

         7.1      Further Assurances.........................................71
         7.2      Change of Name.............................................72
         7.3      Records....................................................72
         7.4      Tax Reporting..............................................73
         7.5      Employee Benefit Plans.....................................73

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                   (a)     Continuation of Plans.............................73
                   (b)     Continuation of Coverage..........................75
                   (c)     Assumption of Employee Benefit Plans..............75
         7.6      Incentive Stock Options....................................75
         7.7      Non-Competition; Trade Secrets.............................76
         7.8      Gains, Transfer and Sales Taxes............................79
         7.9      Board Representation.......................................79
         7.10     Working Capital............................................80


ARTICLE 8         INMARK COMMON STOCK........................................80

         8.1      Representations and Warranties of Seller and the
                  Shareholder................................................80
         8.2      Registration Under the Securities Act of 1933..............81
                    (a) Registration Rights..................................81
                    (b) Inmark's Obligations in Registration.................83
                    (c) Information From Seller and the Shareholder..........85
                    (d) Indemnification by Purchaser and Inmark..............85
                    (e) Indemnification by Seller and
                        the Shareholder......................................86
                    (f) Rule 144.............................................87
         8.3      Inmark Shares Lock-Up Agreement............................87

ARTICLE 9         GENERAL PROVISIONS.........................................88

         9.1      Notices....................................................88
         9.2      Public Announcements.......................................90
         9.3      Headings...................................................90
         9.4      Severability...............................................90
         9.5      Entire Agreement...........................................91
         9.6      Assignment.................................................91
         9.7      No Third Party Beneficiaries...............................91
         9.8      Amendment or Termination...................................91
         9.9      Remedies and Venue.........................................92
         9.10     Governing Law..............................................93
         9.11     Counterparts...............................................94
         9.12     Expenses...................................................94
         9.13     Schedules..................................................94
         9.14     Director and Officer Indemnification.......................94



                                        v

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EXHIBITS
A        - Form of Bill of Sale
B        - Form of Assignment and Assumption Agreement
C        - Form of Assignment of Trademark
D        - Form of Legal Opinion of Cohen & Silverman
E-1      - Form of Employment Agreement for Brian Murphy
E-2      - Form of Employment Agreement for Bradford Bryen
F        - Form of Legal Opinion of Kronish Lieb Weiner & Hellman LLP
G        - Form of Investment Representation Letter
H        - Form of Stock Option Agreement


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         ASSET PURCHASE  AGREEMENT,  dated as of December 29, 1998, by and among
U.S. CONCEPTS, INC., a New York corporation ("Seller"), BRIAN MURPHY, an individual (the "Shareholder"), U.S. CONCEPTS, INC., a Delaware corporation ("Purchaser"), and INMARK ENTERPRISES, INC., a Delaware corporation ("Inmark").


                                W I T N E S S E T H :

         WHEREAS, Seller owns and operates the sales promotion and marketing services business described in Section 1.1 hereof (the "Business); and

         WHEREAS, Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of Seller's right, title and interest in and to substantially all of the tangible and intangible assets of Seller relating to the Business, or used or held for use in connection with the Business, all as set forth more fully below; and

         WHEREAS, the Shareholder is entering into this Agreement to induce Purchaser to acquire the Business;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:






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                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Agreement" or "this Agreement" means this Asset Purchase Agreement, dated as of December 29, 1998, among Seller, the Shareholder,
Purchaser and Inmark (including the Exhibits and Schedules hereto) and all amendments hereto made in accordance with the provisions of Section 9.8.

                  "Assigned Contracts" has the meaning set forth in
Section 2.1(c).

                  "Assumed Liabilities" has the meaning specified in
Section 2.3.

                  "Audited Financial Statements" means historical balance sheets and related statements of income, shareholders' equity and cash flows for the Business certified by KPMG Peat Marwick LLP in accordance with U.S. GAAP for the nine-month period ended September 30, 1998 and the year ended December 31, 1998.



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                  "Bryen" means Bradford Bryen, an individual.

                  "Business" means the business of providing sales promotion and marketing services and all other business which at any time prior to the date hereof has been conducted by Seller.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

                  "CERCLA"  means  the  Comprehensive   Environmental   Response
Compensation and Liability Act of 1980, as amended through the date hereof.

                  "Closing" means the consummation of the transactions contemplated by this Agreement, which is occurring simultaneously with the execution and delivery of this Agreement by Seller, the Shareholder, Purchaser and Inmark at the offices of Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036-7798, to be effective as of 12:01 A.M. local time on the Closing Date.

                  "Closing Date" means the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

                  "Confidentiality   Agreement"   means   that   certain   Joint
Confidentiality Agreement, dated as of October 20, 1998, by and between Seller and Inmark.

                  "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to

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direct or cause the direction of the affairs or management of a Person,  whether through the ownership of voting securities,  as trustee or executor, by contract
or  otherwise,   including,  without  limitation,  the  ownership,  directly  or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Damages" has the meaning specified in Section 6.2.

                  "Earnout Commencement Date" means the Closing Date if the Closing Date is the first of a month or the first day of the month immediately following the Closing Date if the Closing Date is not the first of a month.

                  "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  "Environment"  means  surface  waters,   groundwaters,   soil,
subsurface strata and ambient air.

                  "Environmental Law" means any Law, now or hereinafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the Environment, health, safety or Hazardous Materials, including without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 6901 et seq.; the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq.; the Atomic Energy

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Act, 42 U.S.C. ss.ss. 2011 et seq.; the Federal Insecticide,
Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. ss.ss. 301 et seq.

                  "Environmental   Permits"   means  all   permits,   approvals,
identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means an organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c),
(m) or (o) of the Code which includes the Seller.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" has the meaning specified in
Section 2.2.

                  "Financial Statements" has the meaning specified in
Section 3.8(a).

                  "Governmental  Authority"  means any  United  States  federal,
state  or  local  or  any  foreign  government,   governmental,   regulatory  or
administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

                  "Governmental   Order"  means  any  order,   writ,   judgment,
injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.


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                  "Group Plans" has the meaning specified in Section
3.26.

                  "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contains polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

                  "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock,

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valued,  in the  case of  redeemable  preferred  stock,  at the  greater  of its
voluntary  or  involuntary   liquidation  preference  plus  accrued  and  unpaid
dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Inmark" has the meaning specified in the preamble to this Agreement.

                  "Inmark Common Stock" means the common stock of Inmark, par value $.001 per share.

                  "Inmark Shares" means the shares of Inmark Common Stock issued and delivered at Closing to Seller.

                  "Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and

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whether  or not  yet  made  the  subject  of a  pending  patent  application  or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the trademark offices of the states and territories of the United States of America, and the trademark offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) computer software including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (g) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show- how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works,

                                        8

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financial,  marketing and business data, pricing and cost information,  business and marketing plans and customer and supplier lists and information, (i) copies and tangible embodiments of all the foregoing, in whatever form or medium, (j) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (k) all rights to sue or recover and retain damages and costs and attorneys fees for present and past infringement of any of the foregoing.

                  "Interim Financial Statements" has the meaning specified in Section 3.8(a).

                  "Inventories" means all inventory, merchandise, finished goods, and raw materials, packaging, supplies and other personal property related to the Business maintained, held or stored by or for Seller as of the Closing Date and any prepaid deposits for any of the same.

                  "Investment Representation Letter" means that certain investment representation letter in the form attached as Exhibit G which Bryen is executing and delivering to Inmark simultaneously with the execution and delivery of this Agreement.

                  "IRS" means the Internal Revenue Service of the United
States.

                  "Law"  means  any  federal,   state  or  local  statute,  law,
ordinance, regulation, rule, code, order, other requirement or rule of law.

                  "Liabilities" means any and all Indebtedness, debts, liabilities, obligations, claims, expenses, Taxes, contracts, accounts payable or commitments of any kind, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including,

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



without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Licensed   Intellectual   Property"  means  all  Intellectual
Property licensed or sublicensed to Seller from a third party and used in connection with the Business.

                  "Material Adverse Effect" means any circumstance, change in, or effect on the Business or the Purchased Assets that, individually or in the aggregate with any other circumstances, changes or effects on the Business or the Purchased Assets (a) is, or is reasonably likely to be, materially adverse to Seller, the Business or the Purchased Assets or the prospects, results of operations or the condition (financial or otherwise) of Seller, the Business or the Purchased Assets or (b) is reasonably likely to adversely affect the ability of Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by Seller; provided, however, that the effects of general economic conditions or the loss of customers or decline of customers' orders shall not be deemed a Material Adverse Effect except to the extent that the representations and warranties contained in Section 3.24 are breached.

                  "Material Contracts" has the meaning specified in
Section 3.19(a).

                  "MCI" means MCI Worldcom, Inc.

                  "MCI   Liability"   means  any  and  all  amounts  payable  or
contingently payable by Seller to MCI and/or any entitled awardee in connection with MCI's 1997 promotional program.


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                  "Owned Intellectual  Property" means all Intellectual Property in and to which Seller holds, or has a right to hold, right, title and interest and used, or held for use, in connection with the Business.

                  "Permits" has the meaning specified in Section 3.18(a).

                  "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of the amount accrued therefor on the balance sheet included in the Interim Financial Statements; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

                  "Pre-Tax  Earnings"  means the net income of Seller and, after the Closing, Purchaser, calculated on the same basis as net income is reflected in Seller's Audited Financial Statements referred to in Section 3.8 but calculated before deduction of any amounts payable on account of federal, state or local Taxes based on or measured by income. In determining Pre-Tax Earnings, there shall not be deducted as an expense (a) any amounts payable under this Agreement (including, but not limited to, the Purchase Price and any other amounts payable pursuant to Section 2.4) and any legal, accounting or other fees or expenses and any deferred financing costs incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement or the Related Documents (but excluding any such expenses incurred in the normal course of business following the Closing), (b) any charges for corporate or administrative overhead or management, consulting or other services of Inmark or any Affiliate or any of their employees or consultants (other than for management, consulting or other services provided specifically to Purchaser, which may be deducted as an expense), or (c) any interest charges in excess of the actual interest cost to Inmark or any Affiliate of any money actually loaned to Purchaser or advanced to or on behalf of Purchaser as working capital. Purchaser shall compute the amount of Pre-Tax Earnings as promptly as practicable after the end of the applicable period. Purchaser shall deliver to Seller and the Shareholder a notice (the "Payment Notice") showing (in reasonable detail) the computation of Pre-Tax Earnings and including a copy of the financial information used in making such computation. Purchaser's computation of Pre-Tax Earnings for each period shall be binding on the parties to this Agreement unless, within 30 days following receipt of the Payment Notice, Seller or the Shareholder gives to Purchaser notice (a "Dispute Notice") that it disagrees with the Payment Notice. Seller and the Shareholder shall be given full access (including the right to make copies) to Purchaser's books and records during business hours to review or audit Purchaser's computation. If the parties shall fail to resolve their dispute within 15 days thereafter, Purchaser and Seller or the Shareholder shall request a firm of independent certified public accountants mutually agreeable to the parties to compute the amount of Pre-Tax Earnings for such period as promptly as possible (and no later than 30 days thereafter), which computation shall be binding on the parties to this Agreement. If the parties cannot agree on such an accounting firm, then a "Big Five" national accounting firm (other than any firm that is rendering or has rendered services to Inmark, Purchaser, Seller, the Shareholder or any of their Affiliates during the five prior years) shall be selected by lottery until one such firm is willing to compute the Pre-Tax Earnings for such period for purposes of this Agreement. The expense of any such accounting firm shall be borne equally by Purchaser, on the one hand, and Seller and or/the Shareholder, on the other hand.

                  "Purchase Price"  has the meaning specified in
Section 2.4.

                  "Purchased Assets" has the meaning specified in
Section 2.1.

                  "Purchaser" has the meaning specified in the preamble to this Agreement.

                  "Purchaser Indemnitee" has the meaning specified in
Section 6.2(a).

                  "Real Property" means the real property leased by Seller as tenant, and used in connection with the Business, together with, to the extent leased by Seller all buildings and other structures, facilities or improvements currently or hereafter located thereon and all fixtures of Seller attached or appurtenant thereto and used in connection with the Business.

                  "Regulations"  means  the  Treasury   Regulations   (including
proposed or Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

                  "Related Documents" means the agreements and other instruments and documents to be executed by Seller, the Shareholder, Purchaser and/or Inmark in connection with or pursuant to this Agreement.

                  "S&S" means Schieffelin & Somerset Co.

                  "S&S Contract" means that certain agreement, dated as of January 1, 1996, by and between S&S and Seller.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" has the meaning specified in the preamble to this Agreement.

                  "Seller Indemnitee" has the meaning specified in
Section 6.2(b).

                  "Seller Plans" has the meaning specified in Section
3.26.
                  "Shareholder" has the meaning specified in the preamble to this Agreement.

                  "Subsidiary" means a corporation, limited liability company, partnership, joint venture, association or other entity in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

                  "Tangible Personal Property" means machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property owned or leased by Seller for use in the Business.

                  "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

                  "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect during the relevant period and applied consistently throughout the periods involved.

                                    ARTICLE 2

                           PURCHASE AND SALE OF ASSETS


                  2.1 Purchase and Sale of Assets. Simultaneously with the execution and delivery of this Agreement, Seller is assigning, transferring, selling, conveying and delivering to Purchaser, and Purchaser is purchasing and acquiring from Seller, free and clear of all Encumbrances (except for Permitted Encumbrances), all of Seller's right, title and interest in and to the properties, assets and rights comprising or used in the Business, other than the Excluded Assets (collectively, the "Purchased Assets"), including, without limitation:

                           (a)      Cash.  All investment securities, cash on
hand or in transit and in bank accounts, and cash equivalents of Seller.

                           (b)      Accounts Receivable.  All billed or unbilled
costs and accounts, notes, fees, commissions and all other billed or unbilled receivables payable or to be payable to Seller, whether prior, on or after the Closing Date.

                           (c)      Assigned Contracts.  All leases for real and
personal property, employee contracts, customer contracts, franchise agreements, technology, license and know-how agreements, and to the extent permitted by applicable law, all rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificate of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, practice or authorization relating to the Business including, without limitation, those listed on Schedule 2.1(c) hereto (all of which contracts, orders, agreements, permits and leases are hereinafter collectively referred to as the "Assigned Contracts").

                           (d)      Intellectual Property.  All Owned
Intellectual Property and all Licensed Intellectual Property, including, without limitation, that listed on Schedule 2.1(d) hereto.

                           (e)      Name and Goodwill.  The name "U.S. Concepts,
Inc." and all goodwill associated therewith or with the Business.

                           (f)      Records.  All books, records and files or
other documentation relating to the Purchased Assets or the Business (other than as set forth in Section 2.2(b)), including without limitation, all (i) sales promotion materials, (ii) client lists and telephone numbers with respect to past, present or prospective clients and customers of the Business and related sales and credit records, (iii) inventory, maintenance and asset history records, and (iv) employee lists and telephone numbers used in the Business.

                           (g)      Proceeds of Insurance Policies. All proceeds
of insurance policies relating to the Purchased Assets and the Business.

                           (h)      Tangible Personal Property and Fixtures. All
Tangible Personal Property (including Seller's telephone system), leasehold improvements and other fixed assets used in the Business, including, without limitation, the assets listed and described on Schedule 2.1(h) hereto, and all of Seller's rights to its telephone number.

                           (i)      Safe Deposit Boxes and Off-Site Storage
Facilities. All safe deposit boxes and off-site storage facilities used in the Business, including, without limitation, those listed on
Schedule 2.1(i) hereto.

                           (j)      Real Property.  All Real Property including,
without limitation, that listed on Schedule 2.1(j) hereto.

                           (k)      Inventories and Supplies.  All Inventories
and office and other supplies used in the Business, wherever located.

                  2.2 Excluded Assets. The Purchased Assets exclude, and Seller is retaining all of its right, title and interest in and to all of, and is not transferring to Purchaser, only the following (the "Excluded Assets"):

                           (a)      CFM Partners Receivable.  Amounts receivable
from CFM Partners to the extent not in excess of $323,240.

                           (b)      Corporate Documents.  Any interest in and to
the capital stock of Seller and all minute books, stock books, income tax records, and similar corporate records of Seller.

                           (c)      This Agreement.  All rights of Seller under
this Agreement or any Related Documents to which Seller is a party.

                           (d)      Certain Assets.  The assets listed on
Schedule 2.2.

                  2.3 Assumption of Liabilities. Upon and subject to the terms, conditions, representations and warranties contained herein, Purchaser is assuming and agreeing to pay, perform and discharge when due only (a) all trade accounts payable and accrued expenses of Seller that arose in the ordinary course of business of Seller and are set forth in the Interim Financial

Statements, (b) all trade accounts payable and accrued expenses of Seller that have arisen or arise after the date of the Interim Financial Statements in the ordinary course of business of Seller, (c) all obligations of Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Assigned Contracts either (i) to furnish goods and services to another Person on and after the Closing Date or (ii) to pay for goods and services that another Person will furnish to it after the Closing Date, (d) all Indebtedness of Seller to The Chase Manhattan Bank, N.A. reflected in the Interim Financial Statements or arising in the ordinary course of business of Seller after the date of the Interim Financial Statements, (e) all obligations to and on behalf of former employees of Seller who become employees of Purchaser that arise in the ordinary course of business on and after the Closing Date, (f) Indebtedness of Seller to the Shareholder as of the Closing in a principal amount not in excess of $189,609, (g) the obligations contemplated by Section 7.5(c), and (h) those Liabilities of Seller relating to the Business which are reflected in the Interim Financial Statements (the "Assumed Liabilities") and no other Liabilities of Seller. Without limiting the generality of the foregoing, Purchaser is not assuming the MCI Liability or any liability of Seller or the Shareholder, now existing or hereafter arising, for Taxes except to the extent set forth on Schedule 2.3, and the term "Assumed Liabilities" shall not include any of the same.

                  2.4 Purchase Price. (a) The purchase price for the Purchased Assets (the "Purchase Price") is (i) $1,410,000 in cash, (ii) 30,000 newly and validly issued, fully paid and nonassessable Inmark Shares, and (iii) Purchaser's assumption of the Assumed Liabilities. The Purchase Price shall be paid to Seller. Seller hereby acknowledges the receipt and delivery of the Purchase Price.

                           (b)      (i) In addition to the Purchase Price which
Purchaser is paying to Seller at the Closing, Purchaser shall pay to Seller the following amounts (the "Additional Purchase Price"):

                    (A) with respect to the twenty-four month period commencing on the Earnout Commencement Date and ending on the day prior to the second anniversary of the Earnout Commencement Date, if Pre-Tax Earnings equal or exceed $1,892,000, Purchaser shall pay to Seller, on a prorated basis, $33,333 for each $23,650 of Pre-Tax Earnings in excess of $1,892,000; provided, however, that the payment pursuant to this clause (A) shall not exceed $500,000 ;

                   (B) with respect to the twelve-month period commencing on the second anniversary of the Earnout Commencement Date and ending on the day prior to the third anniversary of the Earnout Commencement Date, if Pre-Tax Earnings equal or exceed $1,164,000, Purchaser shall pay to Seller, on a prorated basis, $33,333 for each $14,550 of Pre-Tax Earnings in excess of $1,164,000; provided, however, that the payment pursuant to this clause (B) shall not exceed $500,000;

                   (C) with respect to the twelve-month period commencing on the third anniversary of the Earnout Commencement Date and ending on the day prior to the fourth anniversary of the Earnout Commencement Date, if Pre-Tax Earnings equal or exceed $1,338,400, Purchaser shall pay to Seller, on a prorated basis, $66,667 for each $16,730 of Pre-Tax Earnings in excess of $1,338,400; provided, however, that the payment pursuant to this clause (C) shall not exceed $1,000,000 (as such amount may be adjusted pursuant to Section 2.4(b)(ii));

                    (D) with respect to the four-year period commencing on the Earnout Commencement Date and ending on the day prior to the fourth anniversary of the Earnout Commencement Date, Purchaser shall pay to Seller, on a prorated basis, $33,333 for each $57,670 of Pre-Tax Earnings in excess of $5,767,000; provided, however, that the payment pursuant to this clause (D) shall not exceed $500,000 (as such amount may be adjusted pursuant to Section 2.4(b)(ii)).

                           (ii)      Notwithstanding the provisions of Section
2.4(b)(i), the total maximum amount payable by Seller to Purchaser pursuant to clauses (C) and (D) of Section 2.4(b)(i) shall be reduced by an amount equal to 50,000 multiplied by 50 percent of the exercise price of the options to purchase an aggregate of 50,000 shares of Inmark Common Stock granted to the Shareholder and Bryen at the Closing.

                           (iii)  In the event that Seller has not earned the
maximum payment of Additional Purchase Price pursuant to clauses (A), (B) or (C) (as such amount may be reduced pursuant to Section 2.4(b)(ii)), Seller shall be entitled to earn the difference between $2,000,000 (reduced pursuant to Section 2.4(b)(ii)) and the amount paid to Seller pursuant to clauses (A), (B) and (C) if Pre-Tax Earnings for the four-year period commencing on the Earnout Commencement Date and ending on the day prior to the fourth anniversary of the Earnout Commencement Date equal or exceed $5,493,000.

                           (iv)      Purchaser shall pay to Seller each
installment of Additional Purchase Price payable pursuant to Section 2.4(b)(i) no later than 90 days after the conclusion of the period to which such installment relates and payable pursuant to Section 2.4(b)(iii) no later than 90 days after the fourth anniversary of the Earnout Commencement Date. If any amount of the Additional Purchase Price is not paid when due under this Section 2.4, Purchaser shall be liable for (A) interest on the amount unpaid from its due date until paid at the rate of eight percent per annum, and (B) all reasonable expenses of collection, including, but not limited to reasonable attorneys' fees and disbursements and court costs.

                           (v) Seller may elect to receive up to 50% of any
installment of Additional Purchase Price payable pursuant to Section 2.4(b) in newly and validly issued, fully paid and nonassessable shares of Inmark Common Stock, the number of which shall be determined by dividing the value of the payment to be received in Inmark Common Shares by 85% of the average, for the five business days immediately preceding the date of payment by Purchaser, of the quoted market closing price of Inmark Common Stock on the NASDAQ System or such other principal securities exchange on which the Inmark Common Stock is listed or admitted to trading, or if the Common Shares are not quoted on the NASDAQ System or listed or admitted to trading on any such securities exchange, of the closing bid price as furnished by the National Quotation Bureau or a similar organization if NASDAQ is no longer reporting such information, or if such information is no longer being provided with respect to the Inmark Common Stock, then as determined in good faith by written resolution of the Board of Directors of Inmark based on the best information available to it. Seller shall exercise its election by delivering notice to Purchaser within five days after final determination of the amount of such installment of Additional Purchase Price.

                  (c) Within 45 days after the Closing Date, Seller and the Shareholder shall deliver to Purchaser and Inmark a balance sheet of Seller as at December 31, 1998 and the related statements of income and changes in financial position from the date of the Interim Financial Statements to December 31, 1998, together with all related notes and schedules thereto, certified by KPMG Peat Marwick LLP in accordance with U.S. GAAP (collectively, the "Closing Date Financial Statements"). In the event that Seller's and Purchaser's aggregate Pre-Tax Earnings for calendar year 1998 as shown on the Closing Date Financial Statements and as adjusted for the MCI Liability, results in a loss for the period from September 30, 1998 through December 31, 1998 in excess of $25,000, Seller shall pay to Purchaser, within 10 Business Days after delivery of the Closing Date Financial Statements to Seller and the Shareholder, as a reduction of the Purchase Price, an amount equal to $7.50 for each $1.00 of loss in excess of $25,000; provided, however, that any amounts owed by Seller to Purchaser pursuant to this Section 2.4(c) may be satisfied, to the extent Purchaser is indebted to the Shareholder, by cancellation of Indebtedness of Purchaser to the Shareholder.

                  2.5 Allocation of Purchase  Price.  Purchaser and Seller agree
(i) the Purchase Price shall be allocated among the Purchased Assets in the manner required by Treasury Regulation Section 1.1060-1T(d) on IRS Form 8594 (Asset Acquisition Statement Under Section 1060) based on the respective fair market values as of the Closing Date of the assets set forth therein to be included as Class I, II, III and IV assets; (ii) the fair market value of the Purchased Assets set forth on IRS Form 8594, unless otherwise subjected to an independent appraisal, (x) with respect to the Purchased Assets that are reflected on the books of Seller (the "Book Assets"), shall be the net book value of such assets as of the Closing Date as determined on application of U.S. GAAP for presentation on Seller's balance sheet, (y) with respect to the Purchased Assets that are not Book Assets (the "Non-Book Assets") shall, in the aggregate, be the excess of the Purchase Price of all the Purchased Assets less the portion of the Purchase Price allocated to the Book Assets, and (z) with respect to the individual Non-Book Assets, shall be based on a reasonable allocation of the portion of the Purchase Price that is allocated to Non-Book Assets; (iii) the allocation set forth on IRS Form 8594 shall be binding on Purchaser and Seller for all federal, state and local tax purposes and Purchaser and Seller shall file consistent IRS Forms 8594 with their respective federal income tax returns; (iv) Purchaser shall prepare its IRS Form 8594 and provide Seller with a copy so as to enable Seller to prepare its IRS Form 8594 on a timely basis consistent with that of Purchaser; and (v) Seller will assist Purchaser and provide Purchaser with any information reasonably necessary for the completion of IRS Form 8594.

                  2.6      Failure to Obtain Consents and Approvals.  In the
                           ----------------------------------------
event that any consent required with respect to any contract or agreement to be assigned to Purchaser cannot be obtained prior to the Closing Date, Seller shall subcontract all of its obligations to perform under such contract to Purchaser. The cost of performing each such subcontract shall be borne by Purchaser and Seller shall deliver to Purchaser all revenues earned under each such contract. Upon the receipt of the necessary third party consent, Seller shall assign the relevant contract to Purchaser.
No additional consideration shall be paid for such assignment.
Nothing in this Agreement shall be deemed to constitute an assignment of or an attempt to assign any contract or other agreement to which Seller is a party if the attempted assignment thereof without the consent of the other party to such contract or agreement would constitute a breach thereof or affect in any way the rights of Seller (or Purchaser) thereunder.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                          OF SELLER AND THE SHAREHOLDER

                           Seller and the Shareholder jointly and severally
represent and warrant to Purchaser and Inmark as follows:

                  3.1 Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York. Seller has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business makes such licensing or qualification necessary, except jurisdictions where such failure to qualify will either result in a penalty of less than $1,000, can be cured at a cost of less than $1,000 or will result in no liability to Purchaser. Each jurisdiction in which Seller is qualified to do business as a foreign corporation is listed on Schedule 3.1. True and correct copies of the Certificate of Incorporation and By-laws of Seller, each as in effect on the date hereof, have been delivered by Seller to Purchaser.

                  3.2 Authority; Due Execution; Binding Obligation. (a) Seller has all necessary power and authority to execute and deliver this Agreement and the Related Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Documents by Seller, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller.

                           (b)  The Shareholder has full legal capacity to
execute and deliver this Agreement and the Related Documents to which he is a party, to carry out his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                           (c)  This Agreement has been duly executed and
delivered by Seller and the Shareholder. Assuming due authorization, execution and delivery by Purchaser and Inmark of this Agreement, this Agreement constitutes a legal, valid and binding obligation of Seller and the Shareholder enforceable against Seller and the Shareholder in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  3.3 Capital Stock of Seller. All of the issued and outstanding shares of capital stock of Seller are owned of record and beneficially by the Shareholder as set forth on Schedule 3.3. No Person other than the Shareholder has any interest in the issued or unissued capital stock of Seller. None of the issued and outstanding shares of capital stock of Seller was issued in violation of any preemptive rights.

                  3.4 Subsidiaries and Affiliates. There are no corporations, limited liability companies, partnerships, joint ventures, associations or other entities in which Seller owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Neither Seller nor the Shareholder is a member or participant in or Affiliate of any corporation, limited liability company, partnership, joint venture or similar arrangement which is involved in the conduct of the Business.

                  3.5 Corporate Books and Records. The minute books of Seller contain accurate records of all meetings and accurately reflect all proceedings of the stockholders, Boards of Directors and all committees of the Boards of Directors of Seller. Complete and accurate copies of all such minute books and of the stock certificate book of Seller have been provided by Seller to the Purchaser.

                  3.6 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.7 have been obtained and all filings and notifications listed on Schedule 3.7 have been made, except as may result from any facts or circumstances relating solely to Purchaser or Inmark, the execution, delivery and performance of this Agreement and the Related Documents by Seller and the Shareholder do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Seller, (b) conflict with or violate (or cause an event which may reasonably be expected to have a Material Adverse Effect as a result thereof) any Law or Governmental Order applicable to Seller or the Shareholder or any of their respective assets, properties or businesses, including, without limitation, the Business or (c) except as set forth on
Schedule 3.6 conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Purchased Assets pursuant to, (i) any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Seller or the Shareholder is a party or by which any of the Purchased Assets is bound or affected or (ii) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Seller, the Shareholder or the Business.

                  3.7 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Related Documents by Seller and the Shareholder do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except as described on Schedule 3.7.

                  3.8 Financial Information, Books and Records and Operating Data. (a) Seller has delivered to Purchaser true and complete copies of (i) the unaudited balance sheet of the Business for each of the four fiscal years ended as of December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997, and the related unaudited statements of income and cash flows of the Business, together with all related notes and schedules thereto (collectively referred to herein as the "Financial Statements"), and (ii) the audited balance sheet of the Business as of September 30, 1998, and the related audited statements of income and cash flows of the Business, together with all related notes and schedules thereto (collectively referred to herein as the "Interim
Financial Statements"). The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Business, (ii) present in all material respects the results of operation of the Business as of the date thereof for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Business and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation in all material respects of the financial condition of the Business and the results of the operations of the Business as of the dates thereof or for the periods covered thereby.

                           (b)      The books of account and other financial
records of the Business: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Business, and
(ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies.

                           (c)      There are no Liabilities of Seller, or
existing conditions which could reasonably be expected to result in Liabilities of Seller, other than as (i) reflected or reserved against on the Interim Financial Statements or (ii) disclosed on Schedule 3.8, or (iii) incurred in the ordinary course of Seller's business since the date of the Interim Financial Statements.

                  3.9 Title. Except as otherwise identified on Schedule 3.9, Seller has, and pursuant to this Agreement will convey, sell, transfer, assign and deliver to Purchaser, good, valid, marketable, legal and beneficial title to all of the Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances. There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person or entity other than Purchaser to acquire any interest in all, or any part of, the Purchased Assets. All Seller's leasehold or other executory interests in and to the Purchased Assets are fully and freely assignable to Purchaser, except as set forth on Schedule 3.9.

                  3.10 Solvency and Payment of Liabilities. Seller is not on the date hereof, nor will it be on the Closing Date, either as a result of the transactions contemplated by this Agreement or otherwise, insolvent, as such term is defined in the Title 11 Bankruptcy of the United States Code or any state statute relating to insolvency; the sum of its debts is not greater than all of its property on the date hereof nor will it be on the Closing Date either as a result of the transactions contemplated hereby or otherwise; and it is on the date hereof, and will be after the Closing Date, able to pay its debts as they mature.

                  3.11 Inventories. (a) Subject to amounts reserved therefor on the balance sheet included in the Interim Financial Statements, the values at which all Inventories owned by Seller are carried on the balance sheet included in the Interim Financial Statements reflect the historical inventory valuation policy of the Business of stating such Inventories at the lower of cost (determined on the last-in, first-out method) or market value. Except as set forth on Schedule 3.11, Seller has good and marketable title to the Inventories free and clear of all Encumbrances. The Inventories do not consist of, in any material amount, items that are obsolete or damaged.

                           (b)  The Inventories are in good and merchantable
condition in all material respects and are suitable and usable for the purposes for which they are intended.

                  3.12 Acquired Assets. Except as disclosed on Schedule 3.12, each asset of the Business (including, without limitation, the benefit of any licenses, leases or other agreements or arrangements) acquired since the date of the Interim Financial Statements has been acquired for consideration not less than the fair market value of such asset at the date of such acquisition.

                  3.13 Unrecorded Contract Billings and Related Costs. (a) As of the date of the Interim Financial Statements, there were no unbilled amounts owing to Seller pursuant to Assigned Contracts in progress, and, as of the date immediately preceding the date hereof, unbilled amounts owing to Seller pursuant to Assigned Contracts in progress totalled approximately $35,000.

                           (b)  As of the date of the Interim Financial
Statements, there were no accounts payable and liabilities accrued with respect to the unbilled Assigned Contracts in progress, and, as of the date immediately preceding the date hereof, liabilities for costs and expenses to be incurred and recorded as either accounts payable or accrued liabilities related to unbilled contracts totalled approximately $30,000.

                  3.14 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Except as disclosed on the Financial Statements, the Interim Financial Statements or Schedule 3.14, the Business has been conducted in the ordinary course and consistent with past practice since the date of such Financial Statements and Interim Financial Statements. As amplification and not limitation of the foregoing, except as disclosed on the Financial Statements, the Interim Financial Statements or Schedule 3.14, since the date of the Interim Financial Statements Seller has not, except in the ordinary course of business, in connection with the Business:

                           (i) permitted or allowed any of the Purchased  Assets
                  (whether tangible or intangible) to be subjected to any Encumbrance, which has not been released prior to the date hereof, other than Permitted Encumbrances;

                           (ii) discharged or otherwise  obtained the release of
                  any Encumbrance or paid or otherwise discharged any Liability other than current liabilities reflected on the balance sheet included in the Interim Financial Statements and current liabilities incurred in the ordinary course of the Business consistent with past practice since the date of the Interim Financial Statements;

                           (iii) failed to pay any creditor any amount owed to such creditor when due;

                           (iv) made any material changes in the customary methods of operations of the Business, including, without limitation, practices and policies relating to marketing, selling, pricing, purchasing, Inventories or performance of any obligations Seller may have to clients or customers;

                           (v) merged with, entered into a consolidation with or
                  acquired any interest in any Person or acquired any operating assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of the Business consistent with past practice;

                           (vi) made, in connection with the Business, any capital expenditure or commitment for any capital expenditure in excess of $25,000 individually or $50,000 in the aggregate;

                           (vii) issued,  in connection  with the Business,  any
                  sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $25,000 individually or $50,000 in the aggregate;

                           (viii) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets);

                           (ix) except for the transactions contemplated hereby,
                  entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person) in connection with or relating to the Business;

                           (x) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Seller to any of its employees in connection with or relating to the Business, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan;

                           (xi) amended,  terminated,  cancelled or  compromised
                  any material claims of Seller relating to the Business;

                           (xii) made any change in any method of accounting or accounting practice or policy used by Seller relating to the Business, other than such changes required by U.S. GAAP;

                           (xiii) failed to maintain the Purchased Assets in good operating condition and repair, ordinary wear and tear excepted;

                           (xiv) allowed any Permit or Environmental Permit that
                  was issued or relates to the Business to lapse or terminate or failed to renew any such Permit or

                  Environmental Permit or any insurance policy issued or relating to the Business that is scheduled to terminate or expire within 45 calendar days of the Closing Date except for expiring insurance policies that are replaced with similar policies;

                           (xv)   amended,   modified   or   consented   to  the
                  termination of any Material Contract or Seller's rights thereunder;

                           (xvi) disclosed any secret or confidential Intellectual Property relating to the Business (except by way of issuance of a patent) or permitted to lapse or go abandoned any Intellectual Property relating to the Business (or any registration or grant thereof or any application relating thereto) to which, or under which, Seller has any right, title, interest or license;

                           (xvii) suffered any casualty loss or damage with respect to any of the Purchased Assets which in the aggregate have a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

                           (xviii)  suffered any Material Adverse Effect
                  relating to the Business; or

                           (xix) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.14 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.14, except as expressly contemplated by this Agreement.

                  3.15 Litigation. Except as set forth on Schedule 3.15 (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against Seller, or affecting any of the Purchased Assets or the Business, pending or, to the best knowledge of Seller and the Shareholder, threatened. Except as set forth on Schedule 3.15, there are no Actions against the Shareholder relating to the Purchased Assets or the Business pending, or to the best knowledge of Seller and the Shareholder, threatened. To the best knowledge of Seller and the Shareholder there are no facts or circumstances that may give rise to any of the foregoing. None of the matters disclosed on Schedule 3.15 has had or is reasonably expected to have a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement or the Related Documents or the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 3.15, none of Seller, the Shareholder, the Business or any of the Purchased Assets is subject to any Governmental Order (nor, to the best knowledge of Seller and the Shareholder, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or is reasonably expected to have a Material Adverse Effect.

                  3.16 Certain Interests. (a) Except as disclosed on Schedule 3.16(a), no Shareholder or officer or director of Seller, no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such Shareholder or officer or director, and no Affiliate of any such person:

                           (i) has any direct or indirect  financial interest in
                  any competitor, supplier or customer of the Business; provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer and which are listed on any national securities exchange or traded actively in the over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                           (ii) owns,  directly  or  indirectly,  in whole or in
                  part, or has any other interest in any tangible or intangible property which Seller uses or has used in the conduct of the Business or otherwise; or

                           (iii) has outstanding any Indebtedness to Seller relating to the Business.

                           (b)  Except as disclosed on Schedule 3.16(b) and
except for obligations to make current salary and expense reimbursement payments, Seller has no Liability or other obligation of any nature whatsoever relating to the Business to the Shareholder or to any officer, director or employee of Seller or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, the Shareholder or any such officer, director or employee.

                  3.17 Compliance with Laws. Except as set forth on Schedule 3.17, Seller and the Shareholder have conducted and continue to conduct the Business in accordance with Seller's certificate of incorporation and by-laws and with all Laws and Governmental Orders applicable to Seller, the Shareholder, any of the Purchased Assets or the Business, and neither Seller nor any of the Shareholder is in violation of any such Law or Governmental Order.

                  3.18 Permits and Licenses;  Related Matters.  Schedule 3.18(a)
sets forth a true, complete and correct list of all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "Permits"), including, without limitation, Environmental Permits, necessary for the current use, occupancy and operation of each Purchased Asset and the conduct of the Business. All such Permits are in full force and effect. To the best knowledge of Seller and the Shareholder, the Permits constitute all permits, licenses, franchises, orders, certificates and approvals required for the lawful operation of the Purchased Assets and the Business. To the best knowledge of Seller and the Shareholder, there is no existing practice, action or activity of Seller and no existing condition of the Purchased Assets or the Business which will give rise to any civil or criminal Liability under, or violate or prevent compliance with, any health or occupational safety or other applicable Law. Seller has not received any notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Law. To the best knowledge of Seller and the Shareholder, Seller is in all respects in compliance with the Permits and the requirements of the Permits. Schedule 3.18(b) identifies all Permits that are nontransferable or which will require the consent of any Governmental Authority in the event of the consummation of the transactions contemplated by this Agreement.

                  3.19 Material  Contracts.  (a) Except for contracts  listed on
Schedule 3.19(a), Seller is not a party to any contract or other arrangement (written or oral) which (i) is not terminable upon not more than 30 days notice by Seller without payment of any penalty or premium or (ii) imposes or may impose on Seller a duty, liability or obligation involving more than $25,000. Seller and the Shareholder have caused to be delivered to Purchaser and Inmark correct and complete copies (or in the case of oral contracts or informal arrangements, summaries thereof) of all of the contracts, and all amendments thereto, listed on Schedule 3.19(a) (such contracts and amendments, "Material Contracts").

                           (b)  Except as disclosed on Schedule 3.19(b), (i)
each Material Contract is valid and binding on the respective parties, is in full force and effect and represents the entire agreement between the parties thereto with respect to the subject matter of the Material Contract and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth on Schedule 3.7 are not obtained, each Material Contract shall continue in full force and effect for the benefit of Purchaser without penalty or other adverse consequence.

                           (c)  Except as disclosed on Schedule 3.19(c), no
party to any Material Contract is in breach of, or in default under, any Material Contract, nor will the consummation of the transactions contemplated by this Agreement constitute a breach of or default under any Material Contract or otherwise give any party a right to terminate such Material Contract. Seller has not received any notice of termination or cancellation under any Material Contract and no party to any Material Contract has any right of termination or cancellation under such Material Contract except in connection with the default of Seller thereunder.

                           (d)  To the best knowledge of Seller and the
Shareholder,  no event has  occurred  that,  with  notice or lapse of time would
constitute  a  breach  or  default  or  permit   termination,   modification  or
acceleration under any Material Contract.

                           (e)  Except as disclosed on Schedule 3.19(e),
there is no contract, agreement or other arrangement granting any

Person any rights, adverse or otherwise, under any Material Contract or any preferential right to purchase any of the properties or assets of Seller.

                  3.20 Intellectual Property. (a) Schedule 3.20(a)(i) sets forth a true and complete list and a brief description, including complete identification of each patent and patent application and each registration or application for registration thereof, of all Owned Intellectual Property and
Schedule 3.20(a)(ii) sets forth a true and complete list and a brief description, including a description of any license or sublicense, of all Licensed Intellectual Property. The Owned Intellectual Property and the Licensed Intellectual Property constitute all the Intellectual Property necessary for the conduct of the Business as currently conducted by Seller. In each case where a registration or patent or application for registration or patent is held by Seller by assignment, the assignment has been duly recorded with the State or national Trademark Office from which the original registration issued or before which the application for registration is pending. To the best knowledge of Seller and the Shareholder, the rights of Seller in or to the Owned Intellectual Property and the Licensed Intellectual Property do not conflict with or infringe on the rights of any other Person, and Seller has not received any claim or written notice from any Person, to such effect. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property or the Licensed Intellectual Property. After the consummation of the transactions contemplated hereby, Purchaser shall own or possess adequate licenses or other valid rights to use all the Owned Intellectual Property and the Licensed Intellectual Property to the same extent, and in the same manner, as Seller.

                           (b)  Except as disclosed on Schedule 3.20(b): (i)
all the Owned Intellectual Property is owned by Seller free and clear of any Encumbrance and (ii) no Actions have been made or asserted or are pending (nor, to the best knowledge of Seller and the Shareholder, has any such Action been threatened) against Seller either (A) based upon or challenging or seeking to deny or restrict the use by Seller of any of the Owned Intellectual Property or
(B) alleging that any services provided by Seller are being provided in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of Seller and the Shareholder, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of Seller therein. Except as disclosed in Schedule 3.20(b), Seller has not granted any license or other right to any other Person with respect to the Owned Intellectual Property.

                           (c)  With respect to each of such licenses and
sublicenses listed Schedule 3.20(a)(ii):

                           (i)  Seller has not  granted to any other  Person any
                  rights,   adverse  or   otherwise,   under  such   license  or
                  sublicense;

                           (ii) no  Actions  have been made or  asserted  or are
                  pending (nor, to the best knowledge of Seller and the Shareholder, has any such Action been threatened) against Seller either (A) based upon or challenging or seeking to deny or restrict the use by Seller of any of the Licensed
                  Intellectual  Property  or  (B)  alleging  that  any  Licensed
                  Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and

                           (iii) to the best knowledge of Seller and the Shareholder, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of Seller therein.

                  3.21 Real Property. (a) Seller does not own any real property. Except as is set forth on Schedule 3.21(a)(i), Seller does not lease any Real Property. The Real Property constitutes all the real property, buildings, structures, facilities, improvements, fixtures, systems, easements, licenses, rights and appurtenances necessary for the conduct of the Business as currently conducted by Seller. For purposes of this Section 3.21 and Sections 3.22 and 3.23, the term "lease" shall include any leases, subleases, sale/leaseback arrangements or similar arrangements.

                           (b)  Except as described on Schedule 3.21(b) or
Schedule 3.17, to the best knowledge of Seller and the Shareholder, there is no violation of any Law relating to any of the Real Property for which Seller is responsible. Seller is in peaceful and undisturbed possession of each parcel of Real Property and, to the best knowledge of Seller and the Shareholder, there are no contractual or legal restrictions that preclude or restrict the ability of Seller to use the premises in the manner in which they are currently being used by Seller. The Real Property is currently maintained in good operating condition and repair. To the best knowledge of Seller and the Shareholder, there are no material latent defects or material adverse physical conditions affecting the Real Property or any of the improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property. Seller is not leasing or subleasing any parcel or any portion of any parcel of Real Property to any other Person, nor has Seller assigned its interest under any lease or sublease for any Real Property to any third party.

                           (c)  To the best knowledge of Seller and the
Shareholder, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the Real Property.

                           (d)  To the best knowledge of Seller and the
Shareholder and assuming all required consents and approvals are obtained, there are no facts that would prevent the Real Property from being occupied by Purchaser after the Closing Date in the same manner as occupied by Seller immediately prior to the Closing Date.

                           (e)  To the best knowledge of Seller and the
Shareholder, no improvements made on the Real Property by or on behalf of Seller (by the landlord of the Real Property or otherwise) and none of the current uses and conditions thereof violate any covenants, restrictions, agreements applicable to the Real Property, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property, other than those which are transferable with the Real Property, are required by any Governmental Authority having jurisdiction over the Real Property.

                           (f)  The rental set forth in each lease or
sublease of the Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

                           (g)  Seller has the full right to exercise any
renewal options contained in the leases and subleases pertaining to the Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each Real Property for the full term of such renewal options.

                  3.22 Tangible Personal Property. (a) Except as is set forth on
Schedule 3.22(a)(i), Seller does not own or lease any Tangible Personal Property. The Tangible Personal Property listed on Schedule 3.22(a)(i) constitutes all the material machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other personal property necessary for the conduct of the Business as currently conducted by Seller.

                           (b)  Seller has, and after the Closing the
Purchaser shall have, the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise Seller or Purchaser, as the case may be, would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

                  3.23 Purchased Assets. (a) Except as disclosed on Schedule 3.23, Seller owns, leases or has the legal right to use all the Purchased Assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, the Real Property and the Tangible Personal Property, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used by Seller or in or relating to the conduct of the Business as currently conducted by Seller. Seller has good title to, or, in the case of leased or subleased Purchased Assets, subsisting leasehold interests in, all the Purchased Assets, free and clear of all Encumbrances, except (i) as disclosed on Schedule
3.23 and (ii) for Permitted Encumbrances.

                           (b)  The Purchased Assets, together with the
Inventory owned by S&S, constitute all the properties, assets and rights forming a part of, used or held in, and all such properties, assets and rights as are necessary for use in the conduct of, the Business. At all times since the date of the Interim Financial Statements, all the Purchased Assets material to the Business are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used and intended.

                           (c)  Following the consummation of the
transactions contemplated by this Agreement, Purchaser will own, pursuant to good and marketable title, or lease, under valid and subsisting leases, its respective interest in the Purchased Assets without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

                  3.24 Customers. Schedule 3.24 lists each of the customers to whom Seller rendered services since January 1, 1995 and the amounts invoiced during the years ended December 31, 1995, 1996 and 1997 and the period from January 1, 1998 through September 30, 1998 to each such customer. The notes contained in the column entitled "status of relationship" on Schedule 3.24 indicate, in the best judgment of Seller and the Shareholder, the status of Seller's relationships with its customers for the remainder of the year ending December 31, 1998 and Seller and the Shareholder have no actual knowledge of the intention of any customer to terminate its relationship with Seller except as set forth in such Schedule. Notwithstanding any provision of this Agreement to the contrary, neither Seller nor the Shareholder shall have any liability, nor shall Inmark or Purchaser have any rights to indemnification hereunder, if any customer terminates or reduces its relationship with Seller after the Closing except to the extent that such termination or reduction reflects a breach of any representation or warranty contained in the preceding sentence of this Section 3.24.

                  3.25 Suppliers. Seller and the Shareholder have provided Purchaser and Inmark with (a) a computer listing of all payments Seller has made from January 1, 1998 through September 30, 1998 to suppliers of goods or services to Seller ("Suppliers"), (b) a computer listing of all of Seller's unpaid trade payables to Suppliers as of September 30, 1998, and (c) a computer listing as of September 30, 1998 of all goods and services ordered by Seller for which invoices had not been received as of September 30, 1998. Such computer lists are complete and accurate. Except as disclosed on Schedule 3.25, Seller has not received any notice, that any supplier will not sell raw materials, supplies, merchandise or other goods or services to Seller at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to Seller, subject only to general and customary price increases.

                  3.26 Employee Benefit Matters. (a) Plans and Material Documents. (i) Schedule 3.26(a) contains a true and complete list of all bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option, welfare, severance, hospitalization, insurance and other employee benefit plans (as defined in section 3(3) of ERISA), whether formal or informal, presently maintained by the Seller or maintained by it since 1996, or under which the Seller has, or has had since 1996, any obligation to contribute (collectively, the "Seller Plans").

                                    (ii)      For each of the Seller Plans,
                  Seller has delivered or made available to Purchaser true and complete copies of (a) the plan document, (b) any related trust agreements, insurance contracts and other funding agreements, (c) the summary plan descriptions, (d) the most recent Internal Revenue Service determination letter, if any,
                  (e) the most recently filed annual report (Form 5500 Series) and accompanying schedules filed with the Department of Labor or Internal Revenue Service, (f) the most recent financial statements, if any, and (g) the most recent actuarial reports, if any.

                                    (iii)  Each  such   Seller   Plan  which  is
                  intended to be a "qualified plan" under section 401(a) of the Code, has received, a favorable determination letter from the Internal Revenue Service. With respect to any Seller Plan which has received such a determination letter, nothing has occurred since the date of such determination letter that would adversely affect the qualification of the Seller Plan under section 401(a) of the Code.

                                    (iv) To the best knowledge of Seller and the
                  Shareholder, Seller has performed and complied with all of its material obligations under or with respect to the Seller Plans, and the Seller Plans have operated in all material respects in accordance with their respective terms. To the best knowledge of Seller and the Shareholder, all Seller Plans have operated in all material respects in accordance with the applicable requirements of ERISA and the Code and other applicable laws, rules and regulations, and all material reports required by any governmental agency with respect to a Seller Plan have been timely filed.

                                    (v) With respect to each Seller Plan that is
                  covered by Title IV of ERISA, the present value of benefit liabilities (within the meaning of section 4001(a)(16) of ERISA) valued on a termination basis as of the Closing Date under regulations issued by the Pension Benefit Guaranty Corporation does not exceed the value of the assets of such Seller Plan.

                                    (vi) To the best knowledge of Seller and the
                  Shareholder, no reportable event (as defined in section 4043(e) of ERISA), prohibited transaction (as defined in section 406 of ERISA or section 4975 of the Code), accumulated funding deficiency (as defined in section 302 of ERISA) or plan termination (as defined in Title IV of ERISA or section 411(d) of the Code) has occurred with respect to any of the Seller Plans or with respect to any employee benefit plan (as defined in section 3(3) of ERISA) of an ERISA Affiliate (the Seller Plans and the employee benefit plans of ERISA Affiliates are collectively referred to as the "Group Plans").

                                    (vii)   None  of  the   Group   Plans  is  a
                  multiemployer plan (as defined in section 3(37) of ERISA) and the Seller does not have any actual or potential liability with respect to any multiemployer plan or a past or present withdrawal therefrom.

                                    (viii) Each Seller Plan which  constitutes a
                  welfare benefit plan within the meaning of section 3(1) of ERISA has complied and continues to comply in all material respects with the health care continuation coverage requirements of section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA. Other than the coverage referred to in the immediately preceding sentence, there are no benefits to be provided to current retirees under any of the Seller Plans which constitutes a welfare benefit plan.

                                    (ix) No action, suit or proceeding, hearing,
                  or investigation with respect to the administration or investment of the assets of any Group Plan is pending or, to the best knowledge of Seller and the Shareholder, threatened. None of the Shareholder or directors or officers of Seller has any knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

                           (b)  Americans With Disability Act.  To the best
knowledge of Seller and the Shareholder, Seller is in compliance in all material respects with the requirements of the Americans With Disabilities Act.

                  3.27 Labor Matters. Except as set forth on Schedule 3.27, (a) Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller in connection with the Business and, to the best knowledge of Seller and the Shareholder, currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit for Seller which could affect the Business; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of Seller and the Shareholder, threatened between Seller and any of its employees related to the Business, and Seller has not experienced any such controversy, strike, slowdown or work stoppage within the past three years in connection with the Business; (c) Seller is currently in compliance in all material respects with all applicable Laws relating to the employment of labor in connection with the Business, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Seller in connection with the Business and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (d) in connection with the Business, Seller has paid in full to all its employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation currently due to or on behalf of such employees; (e) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the best knowledge of Seller and the Shareholder, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by Seller in connection with the Business; (f) Seller is not a party to, or otherwise bound by any consent decree with, or citation by any Governmental Authority relating to employees or employment practices in connection with the Business; (g) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the best knowledge of Seller and the Shareholder, threatened with respect to Seller in connection with the Business; and (h) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the best knowledge of Seller and the Shareholder, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Seller has employed or currently employs any Person in connection with the Business.

                  3.28 Employees. (a) Schedule 3.28(a) lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1997 and 1998, the date of employment and a description of position and job function of each current permanent salaried employee, officer or director of Seller employed in connection with the Business. On and after January 1, 1999, neither Purchaser nor Seller shall have any liability for vacation accrued with respect to any of Seller's employees or officers for periods prior to January 1, 1999.

                           (b)  Schedule 3.28(b) lists all employment
agreements and severance agreements relating to Seller or the Business. Except as set forth on Schedule 3.28(b), Seller is not a party to, and has no obligation or responsibility under or with respect to, any oral or written agreement with any employee of the Business. Seller has delivered to Purchaser true and correct copies of all documents listed on Schedule 3.28(b) and of all written personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to employees of the Business.

                           (c)  No amount paid or payable (or which may
become payable) pursuant to any plan, arrangement or agreement including, without limitation, any of those listed on Schedule 3.28(a) or Schedule 3.28(b) and any Seller Plan to or for the benefit of any employee, officer, director, consultant or agent of Seller, was or will constitute any excess parachute payment (within the meaning of Section 280G of the Code) as a consequence, direct or indirect, in whole or in part, of the consummation of the transaction contemplated under this Agreement.

                  3.29 Taxes. All returns, reports, estimates, information returns and statements of any nature regarding Taxes required to be filed by Seller have been filed when due. All of the information provided on such returns, reports, estimates, information returns and statements was true and correct as of the date filed, and all of the Taxes shown to be due on such returns, reports, estimates, information returns and statements have been paid in full. Except as otherwise set forth on Schedule 3.29, there is no tax deficiency outstanding, proposed or assessed against Seller. There are no Taxes that are or could constitute an Encumbrance (other than Permitted Encumbrances) on the Purchased Assets or the Business or that could have a Material Adverse Effect or, individually or in the aggregate, a material adverse effect on Purchaser.

                  3.30 Insurance. (a) Schedule 3.30(a) sets forth a list of all insurance policies maintained by Seller with respect to the Business together with a description of each policy (including the numbers, the term, the name of the insurer, the coverage amounts, the nature of the coverage and the amount of annual premiums). To the knowledge of Seller and the Shareholder, all material assets, properties and risks of the Business are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers compensation insurance) issued in favor of Seller, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Business.

                           (b)  To the knowledge of Seller and the
Shareholder, with respect to each insurance policy held by Seller in connection with the Business: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect;
(ii) Seller is not in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; (iii) no party to the policy has repudiated, or given notice of a intent to repudiate, any provision thereof; and (iv) there is no claim pending under any policy as to which coverage has been questioned, denied or disputed by the insurer.

                           (c) Since January 1, 1997, no insurance carrier
has cancelled, failed to renew or materially reduced any insurance coverage for Seller in connection with the Business or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

                           (d)  All insurance policies listed on Schedule
3.30(a) are outstanding and duly in force as of the date hereof.

                  3.31 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Shareholder.

                  3.32 Full Disclosure. No representation or warranty of Seller or the Shareholder in this Agreement, nor any statement or certificate furnished or to be furnished to the Purchaser or Inmark pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                             OF PURCHASER AND INMARK

                           Purchaser and Inmark jointly and severally
represent and warrant to Seller and the Shareholder as follows:

                  4.1 Organization of Purchaser and Inmark. Each of Purchaser and Inmark is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. True and correct copies of the certificate of incorporation and by-laws of Purchaser and Inmark, each as currently in effect, have been delivered by Purchaser to Seller.

                  4.2 Authority; Due Execution; Binding Obligation. (a) Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Documents by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Purchaser.

                           (b)  Inmark has all necessary power and authority
to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Inmark, the performance by Inmark of its obligations hereunder and the consummation by Inmark of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Inmark.

                           (c)  This Agreement has been duly executed and
delivered by Purchaser and Inmark. Assuming due authorization, execution and delivery by Seller and the Shareholder, this Agreement constitutes a legal, valid and binding obligation of Purchaser and Inmark enforceable against Purchaser and Inmark in accordance with its terms except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  4.3 No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.6 and of the consent of PNC Bank, National Association pursuant to the Loan Agreement, dated as of March 31, 1998, by and among Inmark, Inmark Services, Inc., Optimum Group, Inc. and PNC Bank, National Association, except as may result from any facts or circumstances relating solely to Seller or the Shareholder, the execution, delivery and performance of this Agreement and the Related Documents by Purchaser and Inmark does not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Purchaser or Inmark, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser or Inmark, or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser or Inmark pursuant to, (i) any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser or Inmark is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of Purchaser or Inmark to consummate the transactions contemplated by this Agreement or (ii) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Purchaser or Inmark.

                  4.4 Capital Stock of Inmark. (a) The authorized capital stock of Inmark consists of 25,000,000 shares of common stock, par value $.001 per share, 650,000 shares of Class A convertible preferred stock, par value $.001 per share ("Class A Preferred Stock"), 700,000 shares of Class B convertible preferred stock, par value $.001 per share ("Class B Preferred Stock"), and 3,650,000 shares of preferred stock, undesignated ("Undesignated Preferred Stock"). As of the date hereof, 4,483,481 shares of Inmark Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Class A Preferred Stock, Class B Preferred Stock or Undesignated Preferred Stock are issued and outstanding. None of the issued and outstanding shares of Inmark Common Stock was issued in violation of any preemptive rights. To Inmark's knowledge, there is no claim by the Securities and Exchange Commission or any other Governmental Authority that any issued and outstanding shares of Inmark Common Stock were issued in violation of the Securities Act or any other applicable securities laws. Except for options and other warrants to purchase an aggregate of 1,778,989 shares of Inmark Common Stock, Inmark does not have outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock and is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

                           (b)      Upon consummation of the transactions
contemplated by this Agreement, the Inmark Shares will be duly authorized, validly issued, fully paid and non-assessable, and, assuming the accuracy of the representations made by Seller in Section 8.1 hereof, will be issued in compliance with the Securities Act and other applicable securities laws.

                  4.5 SEC Reports. Purchaser and Inmark have delivered to Seller copies of Inmark's Annual Reports on Form 10-K for the years ended March 31, 1996, 1997 and 1998, Purchaser's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998, any and all Current Reports on Form 8-K filed since March 31, 1998, and Inmark's most recent proxy statement, in each case as filed with the Securities and Exchange Commission. Such reports and proxy statement substantially comply with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations thereunder, and do not, as of their respective dates, contain a misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The balance sheets and related statements of income and cash flows, together with all related notes and schedules thereto, appearing in such Reports (collectively the "Inmark Financial Statements") (i) were prepared in accordance with the books of account and other financial records of Inmark, (ii) have been prepared in accordance with U.S. GAAP consistently applied on a basis consistent with the past practices of Inmark, and (iii), in the case of unaudited statements, include all adjustments (consisting of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of Inmark and the consolidated results of the operations of Inmark as of the dates thereof or for the periods covered thereby.

                  4.6 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Purchaser and Inmark do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority except for the filing of a Current Report on Form 8-K with the Securities and Exchange Commission.

                  4.7 Litigation. Except as set forth on Schedule 4.7, there is no Action pending or, to the knowledge of Purchaser or Inmark, threatened, which
(a) seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect Purchaser's or Inmark's ability to consummate, the transactions contemplated by this Agreement, or (b) may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets or business of Inmark or Purchaser.

                  4.8 Brokers. Except for Janney Montgomery Scott Inc. (whose fee shall be paid by Inmark), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or Inmark.

                  4.9 Full Disclosure. No representation or warranty of Purchaser or Inmark in this Agreement, nor any statement or certificate furnished or to be furnished to Seller or the Shareholder pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will

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



omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                  4.10 Financing. Inmark and Purchaser have no reason to believe that the cash required to pay the Purchase Price and the Additional Purchase Price will not be available to Purchaser when and if due in accordance with the terms of this Agreement.

                  4.11 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Except as disclosed on the Inmark Financial Statements or Schedule 4.11, the businesses of Inmark and its Subsidiaries have been conducted in the ordinary course and consistent with past practice since the periods covered by the Inmark Financial Statements. Since the date of the Inmark Financial Statements, there has been no material adverse change in the condition (financial or other), assets or business of Inmark or its subsidiaries.

                  4.12 Compliance with Laws. Except as set forth on Schedule 4.12, Inmark and its Subsidiaries, to the best of Inmark's knowledge, have conducted and continue to conduct their businesses in accordance with their respective charters and by-laws and with all Laws and Governmental Orders applicable to them or any of their assets of their businesses, and neither Inmark nor any of its Subsidiaries is in violation of any such Law or Governmental Order.

                  4.13 Taxes. All returns, reports, estimates, information returns and statements of any nature regarding Taxes required to be filed by Inmark or any of its Subsidiaries have been filed when due. All of the information provided on such returns, reports, estimates, information returns and statements was true and correct as of the date filed, and all of the Taxes show to be due on such returns, reports, estimates, information returns and statements have been paid in full. Except as

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



otherwise set forth on Schedule 4.13, there is no tax deficiency outstanding, proposed or assessed against Inmark or any of its subsidiaries.


                                    ARTICLE 5

                                   DELIVERIES

                  5.1 Seller's and Shareholder's Deliveries. Simultaneously with the execution and delivery of this Agreement, Seller and the Shareholder are delivering or causing to be delivered to Purchaser and Inmark the following:

                           (a)      Bill of Sale.  A bill of sale, substantially
in the form attached as Exhibit A, conveying to Purchaser all of the Purchased Assets to be acquired hereunder, free and clear of any and all Encumbrances, except Permitted Encumbrances.

                           (b)      Assignments.  Written instruments of the
assignment by Seller to Purchaser of (i) the Assigned Contracts (other than assigned leases and subleases of real property) pursuant to an Assignment and Assumption Agreement, substantially in the form attached as Exhibit B, together with (A) the original S&S Contract, (B) originals of all Assigned Contracts other than the S&S Contract, to the extent available, and (C) conformed copies of all other Assigned Contracts, and (ii) the assigned leases and subleases of real property constituting Assigned Contracts pursuant to assignments of leases and subleases in forms reasonably satisfactory to Purchaser and Inmark together with (A) the original sublease and consents to assignment for Seller's headquarters located at 16 West 22nd Street, New York, New York, (B) originals of all other leases and subleases of real estate being assigned by Seller to Purchaser, to the extent

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



available, and (C) conformed copies of all other leases and subleases of real estate being assigned by Seller to Purchaser.

                           (c)      Assignment of Trademark.  A written
instrument of assignment by Seller to Purchaser of the registered trademarks listed on Schedule 3.20(a)(i) hereto, substantially in the form attached as Exhibit C.

                           (d)  Organizational Documents.  A copy of (i) the
Certificate of Incorporation, as amended, of Seller certified by the secretary of state of the State of New York as of a date not earlier than 30 Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of Seller, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation since such date, and (ii) the By-laws of Seller certified by the Secretary or Assistant Secretary of Seller.

                           (e)      Corporate and Stockholder Authorization.  A
certificate, dated the Closing Date, executed by the Secretary or Assistant Secretary of Seller, certifying resolutions of the Board of Directors and of the Shareholder, approving and authorizing the execution, delivery and performance by Seller of this Agreement and each of the Related Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing any document or instrument on behalf of Seller).

                           (f)  Good Standing; Qualification to Do Business.
Good standing certificates for Seller from the secretary of state of the jurisdictions listed on Schedule 5.1(f) in each case dated as of a date not earlier than 30 Business Days prior to the Closing Date.


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



                           (g)      Consents and Approvals.  Copies of all
consents and approvals obtained pursuant to Section 3.7 hereof, and all registrations, qualifications, declarations, filings and notices made by Seller pursuant to Section 5.1 hereof.

                           (h)      Encumbrance Release.  Evidence reasonably
satisfactory to Purchaser that any Encumbrances on or affecting the Purchased Assets of record on the date hereof, except for Permitted Encumbrances, have been removed or released.

                           (i)      Legal Opinion.  The legal opinion of Cohen &
Silverman, Seller's general counsel, addressed to Purchaser and Inmark and dated the Closing Date, substantially in the form attached as Exhibit D.

                           (j)      Change of Name.  The documents contemplated
by Section 7.2 hereof, in form and substance sufficient to change Seller's name as therein required and in the appropriate form for filing with the Governmental Authority with whom such documents must be filed to become effective.

                           (k)      Employment Agreements.  An employment
agreement executed by each of the Shareholder and Bryen in the form for each of the Shareholder and Bryen attached as Exhibit E- 1 and Exhibit E-2 respectively.

                           (l)      Investment Representation Letter.  The
Investment Representation Letter executed by Bryen in the form attached as Exhibit G.

                           (m)      Stock Option Agreements. Counterparts of the
stock option agreements, substantially in the form attached as Exhibit H, executed by each of the Shareholder and Bryen and granting to the Stockholder options to purchase 42,500 shares of

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



Inmark Common Stock and to Bryen options to purchase 7,500 shares of Inmark Common Stock.

                           (n)      S&S Contract.  Documentation in form and
substance satisfactory to Purchaser regarding the renewal or extension of the S&S Contract, or a new contract between Seller and S&S, for the period from January 1, 1999 through December 31, 2001.

                           (o)      MCI Liability.  Documentation in form and
substance satisfactory to Purchaser regarding the satisfaction, or current status, of the MCI Liability.

                           (p)      Business Documents.  All manuals, including
employee manuals, customer lists, books and other records and files, computer programs, computer software and master disk of source codes (if any) relating to, or associated with, the Business, the Purchased Assets or Seller.

                           (q)      Evidence of Insurance.  Evidence reasonably
satisfactory to Purchaser that Purchaser has been listed as an additional insured on all insurance policies relating to the Purchased Assets and the Business for the remainder of the terms of such policies.

                           (r)      Miscellaneous.  Such other documents and
certificates of officers as reasonably may be required by Purchaser or Inmark to consummate this Agreement and the transactions contemplated hereby.

                  5.2 Purchaser's Deliveries. Simultaneously with the execution and delivery of this Agreement, Purchaser is delivering the following to Seller and, to the extent herein provided, to the Shareholder:


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



                           (a)      Cash Payment.  A cash payment in the amount
of $1,410,000, made $1,022,00 by wire transfer to an account designated by Seller as set forth on Schedule 5.2(a) subject to a holdback of $388,000 to be used to satisfy the MCI Liability.

                           (b)      Inmark Common Stock.  Stock certificates
evidencing an aggregate of 30,000 Inmark Shares registered in the name of Seller.

                           (c)      Assignment and Assumption Agreement.  An
assumption agreement executed by Purchaser, substantially in the form attached as Exhibit B.

                           (d)      Organizational Documents.  A copy of (i) the
Certificate of Incorporation, as amended, of Purchaser certified by the secretary of state of Delaware as of a date not earlier than 30 Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of Purchaser, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of Purchaser certified by the Secretary or Assistant Secretary of Purchaser.

                           (e)      Corporate Authorization.  A certificate,
dated the Closing Date, executed by the Secretary or Assistant Secretary of Purchaser, certifying resolutions of the Board of Directors of Purchaser approving and authorizing the execution, delivery and performance by Purchaser of this Agreement and each of the Related Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing any document or instrument on behalf of Purchaser).


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



                           (f)      Good Standing Certificate.  A Certificate of
Good Standing for Purchaser from the State of Delaware, dated as of a date not earlier than 30 Business Days prior to the Closing Date.

                           (g)      Consents and Approvals.  All necessary
consents and approvals of third parties or Governmental Authorities required to be obtained by Purchaser to permit Purchaser to perform this Agreement or any Related Document to which Purchaser is a party.

                           (h)      Legal Opinion.  The legal opinion of Kronish
Lieb Weiner & Hellman LLP, Purchaser's counsel, addressed to Seller and the Shareholder and dated the Closing Date, substantially in the form attached as Exhibit F.

                           (i)      Employment Agreements.  An employment
agreement   executed  by  Purchaser  for  each  of  the  Shareholder  and  Bryen substantially in the form for each of the Shareholder and Bryen attached as Exhibit E-1 and Exhibit E-2 respectively.

                           (j)      Miscellaneous.  Such other documents,
assignments,   instruments  of  conveyance,  and  certificates  of  officers  as reasonably may be required by Seller and the Shareholder to consummate this Agreement and the transactions contemplated hereby.

                  5.3 Inmark's Deliveries. Simultaneously with the execution and delivery of this Agreement, Inmark is delivering to Seller and the Shareholder the following:

                           (a)      Organizational Documents.  A copy of (i) the
Certificate of Incorporation, as amended (or similar organizational documents), of Inmark certified by the secretary of state of Delaware as of a date not earlier than 30 Business

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



Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of Inmark, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of Inmark certified by the Secretary or Assistant Secretary of Inmark.

                           (b)      Corporate Authorization.  A certificate,
dated the Closing Date, executed by the Secretary or Assistant Secretary of Inmark, certifying resolutions of the Board of Directors of Inmark approving and authorizing the execution, delivery and performance by Inmark of this Agreement and each of the Related Documents to which Inmark is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing any document or instrument on behalf of Inmark).

                           (c)      Good Standing Certificate.  A Certificate of
Good Standing for Inmark from the State of Delaware, dated as of a date not earlier than 30 Business Days prior to the Closing Date.

                           (d)      Consents and Approvals.  All necessary
consents and approvals of third parties or Governmental Authorities required to be obtained by Inmark to permit Inmark to perform this Agreement.

                           (e)      Legal Opinion. The legal opinion of Kronish,
Lieb, Weiner & Hellman LLP, Inmark's counsel, addressed to Seller and the Shareholder and dated the Closing Date, substantially in the form attached as Exhibit F.


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



                           (f)      Stock Option Agreements. Counterparts of the
stock option agreements, substantially in the form attached as Exhibit H, executed by Inmark and granting to the Stockholder options to purchase 42,500 shares of Inmark Common Stock and to Bryen options to purchase 7,500 shares of Inmark Common Stock.

                           (g)      Miscellaneous.  Such other documents,
assignments,   instruments  of  conveyance,  and  certificates  of  officers  as reasonably may be required by Seller and the Shareholder to consummate this Agreement and the transactions contemplated hereby.



                                    ARTICLE 6

                            SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION

                  6.1  Survival of Representations and Warranties.  The
                       ------------------------------------------
representations and warranties in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Seller, the Shareholder, Purchaser or Inmark and shall expire on the second anniversary of the Closing Date except as to claims made in writing pursuant to Section 6.3 before such second anniversary. No claim for misrepresentation or breach of warranty shall be made by any party against any other party after such second anniversary. The covenants and agreements of the parties in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

                  6.2  Indemnification.

                           (a)      Seller and the Shareholder, jointly and
severally, shall defend, indemnify and hold harmless Purchaser and Inmark, and their respective Subsidiaries, officers,

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directors,  shareholders,  employees,  agents,  successors  and assigns (each, a
"Purchaser Indemnitee"), for any loss, liability, claim, damage or expense (including, without limitation, the reasonable costs of investigation and
defense  and  reasonable  attorneys'  fees  and  disbursements)   (collectively,
"Damages") suffered or incurred by any Purchaser Indemnitee arising from or in connection with (a) any breach of any of the representations and warranties of Seller and the Shareholder contained in Article 3 of this Agreement or in any certificate delivered by any of them pursuant to this Agreement or (b) any failure by Seller or the Shareholder to perform or comply with any of its respective obligations contained in this Agreement; provided, however, that for purposes of this Section 6.2, the Shareholder shall not be a Purchaser Indemnitee.

                           (b)      Inmark and Purchaser, jointly and severally,
shall defend, indemnify and hold harmless Seller and the Shareholder, and their respective officers, directors, shareholders, employees, agents, successors and assigns (each, a "Seller Indemnitee"), for any Damages suffered or incurred by any Seller Indemnitee arising from or in connection with (a) any breach of any of the representations and warranties of Purchaser or Inmark contained in
Article 4 of this Agreement or in any certificate delivered by any of them pursuant to this Agreement, (b) any failure by Purchaser or Inmark to perform or comply with any of its respective obligations contained in this Agreement, or
(c) any failure by Inmark to pay the fees referred to in Section 4.8.

                  6.3 Procedure for Certain Indemnification. (a) Promptly after receipt by a Purchaser Indemnitee or a Seller Indemnitee (an "Indemnitee") under
Section 6.2 of notice of a claim or the commencement of any action by a third party as to which indemnification is or will be sought, such Indemnitee shall, if a claim in respect thereof is to be made against an

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



indemnifying party under such Section, give prompt notice to the indemnifying party of such claim or the commencement of such action, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any Indemnitee except to the extent the indemnifying party demonstrates that the defense of such action is materially prejudiced thereby. If any such claim or action shall be asserted or brought against an Indemnitee, it shall give notice to the indemnifying party of the commencement thereof within five days of the receipt of such notice and the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume, at its expense, the defense thereof (utilizing counsel reasonably satisfactory to the Indemnitee), in which case the indemnifying party shall not be liable to such Indemnitee under such Section for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee in connection with the defense thereof. If notice is given to an indemnifying party of the assertion of a claim or commencement of any action and it does not, within five days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense thereof, the Indemnitee shall be entitled to select counsel of its own choice and the indemnifying party shall pay the reasonable fees and expenses of one counsel in each relevant jurisdiction. An indemnifying party shall not be responsible for any settlement or compromise of any action, claim or proceeding effected without its consent (which consent shall not be unreasonably withheld).

                  6.4 Limitation on Liability. The Purchaser Indemnitees, on the one hand, and the Seller Indemnitees, on the other hand, shall not be entitled to indemnification pursuant to this Article 6 for Damages suffered or incurred by such Indemnitees unless their Damages aggregate at least $35,000 (the "Basket Amount"). In the event that Damages exceed the Basket Amount, the indemnifying party or parties shall be precluded from

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



asserting that any such Damages are immaterial or not adverse to such Indemnitees. If Damages aggregate more than the Basket Amount, the indemnifying party or parties shall be liable only for the amount of such Damages that exceed the Basket Amount up to the aggregate amount, in the case of Seller and the Shareholder or Purchaser and Inmark (as the case may be), of $1,660,000 plus any amounts payable as Additional Purchase Price; provided, however, that to the extent such amounts payable as Additional Purchase Price have not previously been paid, the liability of Seller and the Shareholder shall be satisfied first pursuant to Section 6.5.

                  6.5 Right to Withhold Additional Purchase Price. So long as liability for a claim made by a Purchaser Indemnitee pursuant to Section 6.2 shall be in dispute, Purchaser shall be entitled to withhold payments due under
Section 2.4(b).  Upon the rendering of an arbitrators' award pursuant to Section
9.9 hereof, the amount so withheld by Purchaser shall be applied towards the satisfaction of the liability of Seller and the Shareholder to such Purchaser Indemnitee for Damages, if any. If the amount withheld by Purchaser pursuant to this Section 6.5 exceeds the Damages awarded to a Purchaser Indemnitee, Purchaser shall pay to the Seller the difference between the amount withheld pursuant to this Section 6.5 and the Damages awarded to the Purchaser Indemnitee together with interest on such difference, at the rate of eight percent per annum, from the date payment was originally due pursuant to Section 2.4(b) until the date the difference is paid to Seller.

                  6.6 Certain Limitations. If indemnification is due from any indemnifying party hereunder, any amounts recovered by the Indemnitee through insurance (net of any costs incurred in connection with the collection thereof), to the extent actually received by the Indemnitee, shall be credited to the indemnifying party. Each Indemnitee agrees to use reasonable efforts to seek all reasonable remedies against applicable insurers.


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



                  6.7 Exclusive Remedy. Except for the remedies provided in the Confidentiality Agreement, the parties acknowledge and agree that the sole and exclusive remedy with respect to any and all claims relating to, or arising out of this Agreement or the transactions contemplated hereby, shall be pursuant to the indemnification provisions contained in this Agreement.


                                    ARTICLE 7

                         COVENANTS SUBSEQUENT TO CLOSING


                  7.1 Further Assurances. Seller and the Shareholder jointly and severally agree, without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as Purchaser may reasonably request in order to put Purchaser in possession of, and to vest in Purchaser, good and valid title to the Purchased Assets free and clear of any Encumbrances (other than Permitted Encumbrances) in accordance with this Agreement and to consummate the transactions contemplated by this Agreement.

                  7.2 Change of Name. Simultaneously with the Closing, Seller will take all actions necessary to change its name to a name unrelated and not confusing with "U.S. Concepts, Inc." and shall provide to Purchaser copies of duly executed documents effecting the change in such name for filing by Purchaser. From and after the Closing Date, and other than in connection with the preparation and filing of tax returns and amendments, Seller shall discontinue all further use, directly or indirectly, of the name "U.S. Concepts, Inc." or any variation thereof, and of any trademark, trade name, service mark or name, or logo used by Seller or any word or logo that is similar in sound or appearance.


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



                  7.3 Records. In order to facilitate the resolution of any claims made by or against or incurred by Seller or for any other purpose, for a period of six (6) years after the Closing, Purchaser (i) shall retain the books and records of Seller for periods prior to the Closing and which have been delivered to Purchaser, unless specifically authorized by Seller or the Shareholder to the contrary in writing, and (ii) upon reasonable notice, shall afford the officers, employees and authorized agents and representatives of Seller reasonable access (including the right to make, at Seller's expense, photocopies), during normal business hours, to such books and records.

                  7.4 Tax Reporting. The parties hereby agree to adopt the alternative procedure provided in Section 5 of Revenue Procedure 96-60 for preparing and filing all payroll and employment tax returns for the employees of Seller that are engaged by Purchaser, pursuant to which Purchaser will assume Seller's obligation to furnish Forms W-2 to the employees of Seller who will continue their employment in the Business with Purchaser. Seller and Purchaser will each perform the duties imposed on them as predecessor and successor, respectively, in such Section 5, and Seller will furnish all relevant information with respect to such employees. The failure or refusal of Seller to timely furnish complete and accurate information with respect to any such employee shall be deemed an assumption by Seller to comply with the standard procedure provided in Section 4 of Revenue Procedure 96-60 for preparing and filing all payroll and employment tax returns for the employees of Seller.

                  7.5      Employee Benefit Plans.

                           (a)      Continuation of Plans.  On and after the
Closing Date, Seller shall continue to process (or cause to be processed) in an expeditious manner and with respect to all eligible current and former employees of Seller performing, or having performed, services related to the Business (the

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



"Employees") (and, to the extent applicable, their spouses, dependents and beneficiaries) the following obligations:

                           (i) all claims under such  "employee  benefit  plans"
                  (as defined under Section 3(3) of ERISA) maintained by Seller that provide health and medical, or other welfare benefits submitted for covered expenses with respect to occurrences commencing on or prior to the Closing Date, including, but not limited to, (A) covered hospital benefits for any confinements that commenced on or before the Closing Date, including any covered charges of health care professionals' relating to such confinements, and (B) any other covered medical or health expenses incurred on or before the Closing Date;

                           (ii) short-term and long-term disability benefits, if
                  any, for disabilities that commenced on or before the Closing Date for the period that each of such affected individuals remain disabled;

                           (iii) life and survivor income benefits, if any, for deaths which occur on or prior to the Closing Date;

                           (iv) workers'  compensation benefits for disabilities
                  resulting from a work-related accident which occurred on or prior to the Closing Date;

                           (v) all benefits that are being, or that may be, paid
                  to, or with respect to, any Employees who are on short or long-term disability, or medical, personal or other leaves of absence as of the Closing Date (or who go on short or long-term disability, or medical, personal or other leave of absence after the Closing Date as a result of any injury, illness or other factor occurring on or prior to the Closing
                  Date) pursuant to

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



                  the terms of such employee benefit plans as in effect immediately prior to such date (including any subsequent benefit increases);

                           (vi) benefits under any "spending account," or similar arrangement, under any "cafeteria plan" (as defined under Section 125 of the Code), regardless of whether such benefits accrue before, on or after the Closing Date; and

                           (vii) benefits under all other such employee  benefit
                  plans which accrue on or before the Closing Date.

                           (b)      Continuation of Coverage.  Seller (or any
plan maintained by Seller) shall, to the extent required by Law, provide continued health and medical coverage as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable federal, state or local law or ordinance to all eligible employees of Seller (and their eligible spouses, dependents and beneficiaries) with respect to whom a "qualifying event" (as such term is defined under Sections 4980B(f)(3) of the Code or 603 of ERISA) or other triggering event described under the applicable federal, state or local laws or ordinances occurred on or before the Closing Date.

                           (c)      Assumption of Employee Benefit Plans.  From
and after the Closing, the employee benefit plans of Seller shall be assumed by Purchaser. Seller agrees that Purchaser may terminate such employee benefit plans at any time following the Closing if Purchaser shall, in lieu thereof, provide employees of Purchaser with the same or substantially similar or better employee benefit plans (including, but not limited to, employee benefit plans within the meaning of Section 3(3) of ERISA), as those provided to employees of Inmark with comparable status and seniority. Years of service with Seller shall be credited to

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employees of Seller for vesting and  participation  purposes  under the employee benefit plans of Purchaser.

                  7.6 Incentive Stock Options. Simultaneously with the Closing, Inmark shall grant to employees of Seller (other than the Stockholder and Bryen) who, as of the Closing Date, are becoming employees of Purchaser, incentive stock options to purchase a total of 50,000 shares of Inmark Common Stock pursuant to Inmark's 1992 Stock Option Plan. The exercise price of such options shall be the quoted market closing price of Inmark Common Stock on the NASDAQ System on the Closing Date.

                  7.7 Non-Competition; Trade Secrets. Seller and the Shareholder jointly and severally agree as follows effective on and after the Closing Date:

                           (a)      All confidential research, advertising,
sales, manufacturers and other materials or articles or information, including, without limitation, data processing reports, customer sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to Seller or the Shareholder by Purchaser or Inmark or any of their Affiliates are and shall remain the sole and confidential property of Purchaser, Inmark and their Affiliates; provided, however, that the foregoing shall not apply to (a) any material in the public domain other than by reason of a breach of this Section 7.7, or (b) any material required to be disclosed by law or judicial process. If Purchaser or Inmark or any of their Affiliates requests the return of such materials at any time, Seller and the Shareholder shall promptly deliver the same to Purchaser or Inmark or their Affiliate, as the case may be.

                           (b)      For a period of five years after the Closing
Date, neither Seller nor the Shareholder shall, directly or indirectly, through its respective agents, employees or otherwise, or as a principal, partner, stockholder, agent, director, officer, employee, consultant or in any other capacity,

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



shall engage in (as a principal, partner, stockholder, agent, director, officer, employee, consultant or otherwise) or be financially interested in any business activities which are the same as, similar to or in competition with, the business activities carried on by Purchaser or Inmark, or any of their Subsidiaries, or being definitely planned by Purchaser or Inmark, or any of their Subsidiaries, but in each case only to the extent that such business activities are similar to, or competitive with, the Business, or at any time during such period induce or attempt to influence any employee of Purchaser or Inmark, or any of their Affiliates, to terminate his employment with Purchaser or Inmark, or any of their Affiliates.

                           (c)      Neither Seller nor the Shareholder shall use
for its or his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any Person other than Purchaser, Inmark or their Affiliates, any material referred to in Section 7.6(a) or any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other confidential knowledge or processes of or developed by Purchaser, Inmark or any of their Affiliates, or any confidential names and addresses of customers or clients or any confidential data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of Purchaser, Inmark or any of their Affiliates, made known to Seller or the Shareholder or learned or acquired by the Shareholder while in the employ of Purchaser, Inmark or any of their Affiliates. The foregoing restrictions shall not apply to (i) any material in the public domain other than by reason of breach of this Section 7.7, or (ii) any material required to be disclosed by law or judicial process. This Section
7.7 shall not prevent Seller or the Shareholder from serving as a producer, director, actor or writer in any entertainment-related business activity that is not competitive with the Business.

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



                           (d)      Any and all writings, improvements,
processes, procedures and/or techniques which the Shareholder may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of his employment by Seller, Purchaser or Inmark, or any of their Affiliates, whether during working hours or at any other time and whether at the request or upon the suggestion of Seller, Purchaser or Inmark, or any of their Affiliates, or otherwise, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by Purchaser or Inmark, or any Affiliate, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Purchaser. The Shareholder shall make full disclosure to Purchaser of all such writings, improvements, processes, procedures and techniques, and, at the request and expense of Inmark, shall do everything necessary to vest the absolute title thereto in Purchaser. No Shareholder shall be entitled to any additional or special compensation or reimbursement regarding any and all such writings, improvements, processes, procedures and techniques.

                           (e)      Seller and the Shareholder acknowledge that
the restrictions contained in this Section 7.7, in view of the nature of the business in which Purchaser and Inmark are engaged, are reasonable and necessary in order to protect the legitimate interests of Purchaser, Inmark and their Affiliates, and that any violation thereof would result in irreparable injuries to Purchaser and Inmark, and Seller and the Shareholder therefore acknowledge that, in the event of their violation of any of these restrictions, Purchaser and/or Inmark shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief (without establishing the likelihood of irreparable injury or posting bond or other security). In the event of such violation, Purchaser and/or Inmark shall also be entitled to receive damages, which right shall be cumulative and in addition to any other rights or remedies to which Purchaser or Inmark may be entitled.

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



                           (f)      If the period of time or the scope of
activity restricted in Section 7.7(b) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months and/or the scope of restricted activity shall be modified so that such restrictions may be enforced as is adjudged to be reasonable. If Seller or the Shareholder is determined to have violated any of the restrictions contained in
Section 7.7(b), the restrictive period shall not run in favor of Seller or the Shareholder from the time of the commencement of any such violation until such time as such violation shall be cured by Seller and the Shareholder.

                  7.8 Gains, Transfer and Sales Taxes. Seller and the Shareholder shall pay all transfer, gains and similar taxes and fees payable in connection with the transactions contemplated by this Agreement, and shall indemnify and hold harmless Purchaser and Inmark from and against any liability with respect to such taxes (including any penalties, interest and professional fees). Purchaser shall pay all sales and use taxes payable in connection with the transactions contemplated by this Agreement, and shall indemnify and hold harmless Seller and the Shareholder from and against any liability with respect to such taxes (including any penalties, interest and professional fees). Such taxes shall not be deducted in determining Pre-Tax Earnings. Seller, the Shareholder, Purchaser and Inmark shall cooperate in the preparation and filing of any required returns with respect to such taxes.

                  7.9 Board Representation. Immediately following the Closing, Inmark's by-laws shall be amended to increase the size of the board of directors by one board member and the Inmark's existing board of directors shall adopt a resolution filling such vacancy with Brian Murphy. So long as Brian Murphy remains an employee of Purchaser or any Affiliate, Inmark shall use its reasonable best efforts to nominate and elect him as a director of Inmark.


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                  7.10  Working  Capital.  During  the  term  of the  employment agreement between Purchaser and the Shareholder, provided that Purchaser maintains positive Pre-Tax Earnings, Inmark shall provide to Purchaser such working capital as is reasonably necessary to enable Purchaser to continue to operate the Business in its normal course.

                                    ARTICLE 8

                               INMARK COMMON STOCK

                  8.1 Representations and Warranties of Seller and the Shareholder.

                           (a) Seller and the Shareholder represent and
warrant to Purchaser and Inmark that Seller and the Shareholder understand that the Inmark Shares have not been registered for sale under any federal or state securities laws and that Inmark Common Stock is being or will be offered and sold to Seller pursuant to the exemption from registration provided for under
Section 4(2) of the Securities Act, and Seller is acquiring the Inmark Shares for Seller's own account for investment and without any view to any distribution thereof, except that Seller shall be permitted to distribute and transfer the Inmark Shares to the Shareholder and to Bryen, subject to the further restrictions of this Agreement and of the Investment Representation Letter (and, at the request of Seller, Inmark shall promptly take all actions necessary to effect any such distribution and transfer); that the representations and warranties set forth in this Section 8.1(a) are given with the intention that Purchaser and Inmark rely on them for purposes of claiming such exemption; and that Seller and the Shareholder understand that Seller must bear the economic risk of Seller's investment in the Inmark Shares for an indefinite period of time as the Inmark Shares cannot be sold unless subsequently registered under such laws or unless an exemption from such registration is available.


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                           (b)  Seller and the Shareholder agree that the
Inmark Shares will not be sold or otherwise transferred for value unless (i) a registration statement with respect thereto has become effective under the Securities Act, or (ii) there is presented to Inmark an opinion of counsel satisfactory to Inmark that such registration is not required, and Seller and the Shareholder consent that any transfer agent of Inmark may be instructed not to transfer any Inmark Shares unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate or instrument representing the Inmark Shares an appropriate legend calling attention to the foregoing restrictions on transferability of such shares.

                           (c)  Seller and the Shareholder represent and
warrant to Purchaser and Inmark that Seller and the Shareholder are aware of Inmark's business affairs and financial condition and have acquired sufficient information about Inmark to reach an informed and knowledgeable decision to acquire the Inmark Shares hereunder. Seller and the Shareholder further represent and warrant that Seller and the Shareholder have discussed Inmark and its plans, operations and financial condition with Inmark's officers, have received all such information as they deem necessary and appropriate to enable them to evaluate the financial risk inherent in making an investment in the Inmark Shares and have received satisfactory and complete information concerning the business and financial condition of Inmark in response to all inquiries in respect thereof.

                  8.2  Registration under the Securities Act of 1933.

                    (a) Registration Rights. Seller and the Shareholder shall have the following demand and piggyback registration rights (other than in connection with a merger or acquisition registered on Form S-4, or similar special purpose form, or with an employee benefit plan or similar plan registered on Form S-8, or similar special purpose form, or any dividend reinvestment plan):

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                           (i)     Seller and the Shareholder shall have
the right on two occasions to demand that Inmark file expeditiously a registration statement under the Securities Act covering not less than 100% of the Inmark Shares then beneficially owned by Seller and the Shareholder which are permitted to be sold pursuant to Section 8.3. Such demand may be made at any time after the first anniversary of the Closing Date but in no event later than
(a) the third anniversary of the Closing Date, or (b) if, on such third anniversary, the Inmark Shares are not eligible for sale under the Securities and Exchange Commission Rule 144(k), then the date that such shares become eligible for sale under Rule 144(k) (such later date being referred to as the "Registration Date"). If the registration is delayed or withdrawn by Inmark, the period when such demand may be made shall be extended for a period of time equal to the length of the delay in registering such securities. Inmark shall bear all expenses attendant to registering such securities (other than the cost of counsel to selling stockholders and underwriting discounts and commissions, if any).

                           (ii) If Inmark shall intend to file a
registration statement, then Inmark shall give prompt notice of such intent to Seller and the Shareholder, and Seller and the Shareholder shall have the right on no more than two occasions during the period from the first anniversary of the Closing Date through the Registration Date, to piggyback in such registration statement the Inmark Shares then beneficially owned by Seller and the Shareholder which are permitted to be sold pursuant to Section 8.3, provided that after Inmark delivers written notice by registered mail of its intention to file a registration statement under the Securities Act, Seller and the Shareholder must respond affirmatively within twenty (20) business days after delivery of such notice. In connection with this piggyback registration right, Inmark shall bear all expenses attendant to registering such securities (other than the cost of counsel to selling stockholders and underwriting discounts and commissions, if any). If, in the sole judgment of the managing underwriter of

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



any public offering by Inmark, the amount of securities to be registered pursuant to the aforementioned piggyback rights shall be determined to be, in the aggregate, an amount which would adversely affect the success of Inmark's registration of its securities for its own account, then Inmark shall be required to include in the registration only that number of securities, including the Inmark Shares, that the underwriters believe will not adversely affect the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities owned by each selling stockholder or in such other proportions as shall mutually be agreed to in writing by such selling stockholders).

                    (b) Inmark's Obligations in Registration. If and whenever Inmark is required by the provisions of this Section 8.2 to effect the registration of the Inmark Shares under the Securities Act, Inmark shall:

                           (i)       Prepare and file with the Commission a
registration statement with respect to all outstanding Inmark Shares to be included in the registration statement and cause such registration statement to become effective and file such amendments necessary to maintain the effectiveness of the registration statement for a period of not less than one
(1) year, except that Inmark shall not be required to keep such registration statement effective, or to prepare or file any amendments or supplements thereto, after the period of distribution of the registered securities has been completed;

                           (ii)      Furnish to Seller and the Shareholder such
numbers of copies of the preliminary prospectus included in such registration statement and the prospectus included in such registration statement at the time it is ordered effective by the Commission as such holders may reasonably request in order to facilitate the disposition of the registered securities;


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



                           (iii)  Use reasonable efforts to register or
qualify the Inmark Shares covered by such registration statement under such other state securities laws of such jurisdictions as Seller and the Shareholder shall reasonably request, provided, however, that Inmark will not be required to: (A) qualify generally to do business in any jurisdiction where it would not be required to do so but for this clause (iii); (B) subject itself to taxation in such jurisdiction; (C) consent to general service of process; (D) register in any state requiring, as a condition to registration, the escrow or surrender of any Company securities held by any security holder; and (E) incur expenses exceeding $10,000 in the aggregate, in connection with such registration or qualification; and

                           (iv)   Notify Seller and the Shareholder, at any
time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to Seller and the Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing, provided that no such supplement or amendment need be filed after distribution of the registered securities has been completed.

                    (c) Information From Seller and the Shareholder. Notices and requests delivered by Seller and the Shareholder to Purchaser pursuant to this
Section 8.2 shall contain such information regarding the Inmark Shares and the intended method

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of disposition of the Inmark Shares and such other information  regarding Seller and the Shareholder as shall reasonably be required by counsel to Inmark in order to appropriately disclose matters pertaining to Seller and the Shareholder in the registration statement.

                    (d)  Indemnification by Purchaser and Inmark.  In the
                         ---------------------------------------
event of any registration under the Securities Act of any Inmark
Shares pursuant to this Section 8.2, Purchaser and Inmark hereby jointly and severally agree to indemnify and hold harmless Seller and the Shareholder and each other person, if any, who controls
Seller within the meaning of the Securities Act and each other person (including underwriters) who participates in the offering of the Inmark Shares, against any losses, claims, damages or liabilities, joint or several, to which Seller, the Shareholder or such controlling person or participating person may become subject under the Securities Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Inmark Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Seller, the Shareholder and each such controlling person or participating person for any legal or any other expenses reasonably incurred by Seller, the Shareholder or such controlling person or participating person in connection with investigating or defending any such loss, damage, liability or proceeding;
provided, however, that neither Purchaser nor Inmark will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or

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final  prospectus  or said  amendment  or  supplement  in  reliance  upon and in conformity with written information furnished to Purchaser or Inmark by Seller, the Shareholder or such controlling or participating person, as the case may be, specifically for use in the preparation thereof.

                           (e)      Indemnification by Seller and the
Shareholder.  It shall be a  condition  of  Purchaser's  obligation  under  this
Section 11.2 to cause Inmark to effect any registration under the Securities Act that, if requested by Inmark, there shall have been delivered to Purchaser and Inmark an agreement or agreements duly executed by Seller and the Shareholder and reasonably satisfactory to Inmark and Purchaser, whereby Seller and the Shareholder agree to indemnify and hold harmless Purchaser, Inmark, each other person referred to in subparts (1), (2), (3) and (5) of Section 11(a) of the Securities Act in respect of such registration statement and each other person, if any, which controls Inmark within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Purchaser or Inmark may become subject under the Securities Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Inmark Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such statement, said preliminary or final prospectus or said amendment or supplement is made or omitted in reliance upon, and in conformity with, written information furnished to Purchaser or Inmark by Seller or the Shareholder for use in the preparation thereof.


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                           (f)      Rule 144. With a view to making available to
Seller and the Shareholder the benefit of Rule 144 promulgated under the Securities Act, and any other similar rules and regulations of the Securities and Exchange Commission that may at any time permit Seller and the Shareholder to sell or distribute without registration the Inmark Shares, Inmark agrees to file with the Securities and Exchange Commission in a timely manner all reports and other documents required to be filed by it under the Exchange Act and, upon reasonable request, to take any other actions necessary or appropriate to permit the Inmark Shares to be sold under Rule 144, including, but not limited to, furnishing any reasonably requested opinions of counsel to Inmark's transfer agent and the removal of any restrictive legends from stock certificates.

                  8.3 Inmark Shares Lock-Up Agreement. Notwithstanding anything to the contrary contained herein, (a) neither Seller nor the Shareholder shall transfer or sell any Inmark Shares until the first anniversary of the Closing Date, (b) neither Seller nor the Shareholder shall transfer or sell more than one-third of its Inmark Shares during the period from the first anniversary of the Closing Date through the second anniversary of the Closing Date or more than a total of two-thirds of its Inmark Shares (including the Inmark Shares sold prior to the second anniversary of the Closing Date) prior to the third anniversary of the Closing Date, except that the foregoing restrictions on sale of Inmark Shares (a) shall not apply to transfers of Seller's Inmark Shares to the Shareholder or to Bryen and (b) shall be void and of no further effect with respect to the Shareholder if his employment with Purchaser is terminated (i) by Purchaser without "cause" (as defined in the Shareholder's employment agreement with Purchaser) or (ii) by the Shareholder for "good reason" (as defined in the Shareholder's employment agreement with Purchaser). This Section shall not restrict the transfer of Inmark Shares by will or the laws of intestacy. For purposes of this Section 8.3, the term "Inmark Shares" shall be deemed to

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include any shares of Inmark  issued in stock  splits of, or as stock  dividends on, the Inmark Shares.

                                    ARTICLE 9

                               GENERAL PROVISIONS

                  9.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1):

                  (a)      if to Seller:

                  U.S. Concepts, Inc.
                  16 West 22nd Street, 2nd Floor
                  New York, New York  10010
                  Telecopy:   (212) 206-0597
                  Attention:  Brian Murphy

                  with a copy to:

                  Corbin Silverman & Sanseverino LLP
                  805 Third Avenue
                  New York, New York  10022
                  Telecopy:   (212) 308-7189
                  Attention:  James T. Sandnes, Esq.

                  (b)      if to the Shareholder:

                  225 Central Park West, Apt. 1420
                  New York, New York 10024

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




                  with a copy to:

                  Corbin Silverman & Sanseverino LLP
                  805 Third Avenue
                  New York, New York  10022
                  Telecopy:   (212) 308-7189
                  Attention:  James T. Sandnes, Esq.


                  (c)      if to Inmark:

                  Inmark Enterprises, Inc.
                  415 Northern Boulevard
                  Great Neck, New York 11021
                  Telecopy:  (516) 622-2888
                  Attention:  Donald A. Bernard

                  with a copy to:

                  Kronish, Lieb, Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Telecopy:  (212) 479-6275
                  Attention:  Joseph S. Hellman, Esq.

                  (d)      if to Purchaser:

                  U.S. Concepts, Inc.
                  c/o Inmark Enterprises, Inc.
                  415 Northern Boulevard
                  Great Neck, New York 11021
                  Telecopy:  (516) 622-2888

                  Attention:  Donald A. Bernard


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                  with a copy to:

                  Kronish, Lieb, Weiner & Hellman LLP
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Telecopy:  (212) 479-6275
                  Attention:  Joseph S. Hellman, Esq.

                  9.2 Public Announcements. Except as required by law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

                  9.3 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.4  Severability.  If any  term or  other  provision  of this
Agreement  is  invalid,  illegal or  incapable  of being  enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  9.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the

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subject  matter  hereof and  thereof and  supersedes  all prior  agreements  and undertakings, both written and oral, among Seller, the Shareholder, Purchaser and Inmark with respect to the subject matter hereof and thereof except for the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms after the Closing under this Agreement.

                  9.6 Assignment. Seller may assign all or any part of its rights under this Agreement to the Shareholder and/or to Bryen. The Shareholder may assign all or any part of his rights under this Agreement to Bryen. Seller shall not otherwise assign this Agreement by operation of law or otherwise without the express written consent of Purchaser and Inmark. The Shareholder shall not assign this Agreement without the express written consent of Purchaser and Inmark except by operation of law. Any consent required by this Section 12.6 may be granted or withheld in the sole discretion of Purchaser or Inmark.

                  9.7 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  9.8 Amendment or Termination. No agreement shall be effective to change, modify, waive, release, amend, terminate, discharge or effect an abandonment of this Agreement, in whole or in part, unless such agreement is in writing, refers expressly to this Agreement and is signed by the party against whom enforcement of the change, modification, waiver, release, amendment, termination, discharge or effectuation of the abandonment is sought.

                  9.9 Remedies and Venue. (a) Except as otherwise specifically provided in this Agreement or in any Related
Document, any controversy, claim or dispute arising out of or

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relating to this Agreement or any Related Document, or the breach,  termination, enforceability or validity hereof or thereof, including without limitation the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York City before three arbitrators and administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules (and, if applicable, its Supplementary Procedures for Large, Complex Disputes), provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who (i) are on the AAA's Large, Complex Case Panel or the CPR Foundation Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR panels, and (ii) who have practiced law for at least 15 years as an attorney in New York specializing in either general commercial litigation or general corporate and commercial matters. Judgment upon the award rendered may be entered in any court having jurisdiction.

                  (b) Notwithstanding the foregoing, the parties agree that due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non- breaching party in the event of a breach of any non-monetary obligation under this Agreement. Accordingly, the parties agree that the non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this Agreement or other equitable remedies to enforce this Agreement (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this Agreement the defense that there exists an adequate remedy at law. Any action or proceeding with respect to this agreement or the related documents shall be brought exclusively in the courts of the state of New York residing in the borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution

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and delivery of this Agreement,  each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or any related document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement or any related document may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or (provided that process shall be served in any manner referred to in the following sentence) that service of process upon such party is ineffective. Each party hereto agrees that service of process in any such action, suit or proceeding against it with respect to this agreement may be made upon it in any manner permitted by the laws of the state of New York or the federal laws of the United States.

                  9.10 Governing Law. The validity and construction of this Agreement and the Related Documents referred to herein shall be governed by the internal laws (and not the principles of conflict of laws) of the state of New York.

                  9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  9.12 Expenses. Except as otherwise provided in this Agreement (including, without limitation, Section 7.8), all expenses, including, but not limited to, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Related Documents and the

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transactions  contemplated  hereby  shall be paid by  Inmark or  Purchaser  with respect to all of the foregoing expenses incurred by Seller, the Shareholder, Purchaser and Inmark.

                  9.13 Schedules. Notwithstanding anything to the contrary contained in this Agreement, information disclosed in one Schedule of this Agreement shall be deemed to be disclosed for purposes of each other Schedule of this Agreement.

                  9.14 Director and Officer Indemnification. At all times, from and after the Closing, Inmark and the Purchaser agree to indemnify and hold harmless the Shareholder in respect of acts or omissions or alleged acts or omissions occurring on and after the Closing Date in their capacities as employees, officers or directors of Inmark and/or Purchaser to the fullest extent permitted under applicable law and on terms and conditions no less favorable than those made available to the members of the Board of Directors of Inmark.



                            [Signature Pages Follow]

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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       U.S. CONCEPTS, INC.,
                                       a New York corporation


                                       By: /s/ Brian Murphy
                                           ----------------
                                           Brian Murphy
                                           President



                                       -----------------------------
                                       Brian Murphy




                                       U.S. CONCEPTS, INC.,
                                       a Delaware corporation


                                       By: /s/ Donald A. Bernard
                                           ---------------------
                                           Donald A. Bernard
                                           Executive Vice President,
                                           Chief Financial Officer
                                           and Secretary


                                       INMARK ENTERPRISES, INC.,
                                       a Delaware corporation


                                       By: /s/ John P. Benfield
                                           --------------------
                                           John P. Benfield
                                           President and Chief
                                           Executive Officer


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